UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington,  D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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Preliminary Proxy Statement
Confidential, for Use of the Commission Only (as permitted by Rule 14a–6(e)(2))
☒	Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material Pursuant to §240.14a–12

UR-ENERGY INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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UR-ENERGY INC.

10758 West Centennial Road, Suite 200

Littleton, Colorado 80127

NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 3,  2018

To the Shareholders of Ur-Energy Inc.:

The Annual and Special Meeting of Shareholders of Ur-Energy Inc. (the “Company”), will be held at the Hampton Inn & Suites, 7611 Shaffer Parkway, Littleton, Colorado 80127, on Thursday, May 3,  2018 at 1:00 p.m. local time to receive the audited consolidated financial statements of the Company for the year ended December 31, 2017, together with the report from the auditors thereon, and for the purpose of considering and voting upon proposals to:

1.Elect seven  (7) directors, each to serve until the next annual meeting of shareholders of the Company or until their successors are elected and appointed;

2.Re-appoint PricewaterhouseCoopers LLP, Chartered Professional Accountants, as the independent auditors of the Company and to authorize the directors to fix the remuneration of the auditors;

3.Approve, in an advisory (non-binding) vote, the compensation of the Company’s named executive officers (“say-on-pay”); and

4.Transact such other business as may lawfully come before the meeting or any adjournment(s) or postponement(s) thereof.

The Board of Directors has fixed the close of business on March 27, 2018 as the record date for determination of the shareholders entitled to vote at the meeting and any adjournment(s) or postponement(s) thereof.  This Notice of Annual and Special Meeting of Shareholders and related proxy materials are first being distributed or made available to shareholders beginning on or about April 6, 2018.

We cordially invite you to attend the Annual and Special Meeting of Shareholders. Whether or not you plan to attend, it is important that your shares be represented and voted at the meeting. Please refer to your proxy card for more information on how to vote your shares at the meeting and return your voting instructions as promptly as possible.

The attached Management Proxy Circular, proxy card, and the Company’s Annual Report to Shareholders (including financial statements) for the fiscal year ended December 31, 2017 are available at http://www.ur- energy.com/annual-general-meeting-info/.

Thank you for your support.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ Jeffrey T. Klenda, Chairman

MANAGEMENT PROXY CIRCULAR

SOLICITATION OF PROXIES	3
APPOINTMENT OF PROXIES	3
VOTING INSTRUCTIONS	3
REVOCATION OF PROXIES	6
VOTING AND DISCRETION OF PROXIES	6
COMMON SHARES ENTITLED TO VOTE	6
QUORUM	7
RIGHTS OF DISSENT	7
PARTICULARS OF MATTERS TO BE ACTED UPON	8
Proposal No. 1 Election of Directors	8
Proposal No. 2 Re-Appointment of PricewaterhouseCoopers LLP, Chartered Professional Accountants, as our Independent Auditors and Approval for the Directors to Fix the Remuneration of the Auditors	12
Proposal No. 3 Approval, on an Advisory Basis, of the Compensation of the Named Executive Officers	13
MANAGEMENT	14
COMPENSATION DISCUSSION AND ANALYSIS	15
EXECUTIVE COMPENSATION	30
GRANTS OF PLAN-BASED AWARDS TO NAMED EXECUTIVE OFFICERS	35
OPTION EXERCISES AND STOCK VESTED	37
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL	37
COMPENSATION OF DIRECTORS	40
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION	44
PAY RATIO OF CHIEF EXECUTIVE OFFICER COMPENSATION	44
REPORT OF THE AUDIT COMMITTEE	45
STATEMENT OF CORPORATE GOVERNANCE PRACTICES	46
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	50
INDEBTEDNESS OF DIRECTORS AND OFFICERS	57
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	57
HOUSEHOLDING	58
PERFORMANCE GRAPH AND TABLE	58
ACCOMPANYING FINANCIAL INFORMATION AND INCORPORATION BY REFERENCE	58
ANNUAL REPORT TO SHAREHOLDERS	58
SHAREHOLDER PROPOSALS	58
AVAILABILITY OF DOCUMENTS	59
OTHER MATTERS	59
APPROVAL	59

UR-ENERGY INC.

10758 West Centennial Road, Suite 200

Littleton, Colorado 80127

MANAGEMENT PROXY CIRCULAR

ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

MAY 3,  2018

SOLICITATION OF PROXIES

This Management Proxy Circular (the “Circular”) is furnished in connection with the solicitation by the management of Ur-Energy Inc. (“we,” “us,” the “Company” or “Ur-Energy”) of proxies for use at the annual and special meeting of shareholders of the Company (the “Meeting”) to be held at the Hampton Inn & Suites, 7611 Shaffer Parkway, Littleton, Colorado 80127 on Thursday, May 3,  2018 commencing at 1:00 p.m. local time, and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Meeting (the “Notice”). The solicitation will be primarily by mail, but proxies may also be solicited personally or by telephone by directors, officers, employees or representatives of the Company. All costs of solicitation will be borne by the Company. This Circular and related proxy materials are being first distributed or made available to shareholders beginning on or about April 6, 2018. The information contained herein is given as at March 30,  2018 unless otherwise indicated.

All dollar amounts in this Circular are in U.S. dollars, except where indicated otherwise. On March 27, 2018, the noon exchange rate of Canadian currency in exchange for United States currency, as reported by the Bank of Canada, was US$1.00 = C$1.2869.

This Circular, the proxy card, and the Company’s Annual Report to Shareholders (including financial statements) for the fiscal year ended December 31, 2017 are available at http://www.ur-energy.com/annual-general-meeting-info/.

APPOINTMENT OF PROXIES

The persons named in the enclosed form of proxy are the Chairman of the Board/Chief Executive Officer, Mr. Klenda, and our independent Lead Director of the Company, Mr. Parker. Each shareholder has the right to appoint a person other than the persons named in the enclosed form of proxy, who need not be a shareholder of the Company, to represent such shareholder at the Meeting or any adjournment thereof. Such right may be exercised by inserting such person’s name in the blank space provided in the form of proxy and striking out the other names or by completing another proper form of proxy.

VOTING INSTRUCTIONS

Registered Shareholders

There are two methods by which registered shareholders (“Registered Shareholders”), whose names are shown on the books or records of the Company as owning common shares no par value of the Company (“Common Shares”), can vote their Common Shares at the Meeting either in person at the Meeting or by proxy.  Should a Registered Shareholder wish to vote in person at the Meeting, the Registered Shareholder should attend the Meeting where his or her vote will be taken and counted. Should the Registered Shareholder not wish to attend the meeting or not wish to vote in person, his or her vote may be voted by proxy through one of the methods described below and the Common Shares represented by the proxy will be voted or withheld from voting, in accordance with the instructions as indicated in the form of proxy, on any ballot that may be called for, and if a choice was specified with respect to any matter to be acted upon, the shares will be voted accordingly.

A Registered Shareholder may vote by proxy by using one of the following methods:  (i) the paper form of proxy to be returned by mail or delivery; (ii) by Internet; or (iii) by telephone.  The methods of using each of these procedures are as follows:

Voting by Mail.  A Registered Shareholder may vote by mail or delivery by completing, dating and signing the enclosed form of proxy and depositing it with Computershare Investor Services Inc. (the “Transfer Agent”) using the envelope provided or by mailing it to Computershare Investor Services Inc., Attention: Proxy Department, 100 University Avenue, 9th Floor, Toronto, Ontario M5J 2Y1 or to the Corporate Secretary of the Company at 10758 West Centennial Road, Suite 200, Littleton, Colorado 80127 for receipt no later than 1:00 p.m. (MDT) on Tuesday, May 1, 2018, or if the Meeting is adjourned, by no later than 48 hours (excluding Saturdays, Sundays and holidays) before any adjourned Meeting.

Voting by Internet.  A Registered Shareholder may vote by Internet by accessing the following website:  www.investorvote.com. When you log on to the site you will be required to input a control number as instructed on the form of proxy.  Please see additional information enclosed with the Circular on the form of proxy.  Registered Shareholders may vote by Internet up to 1:00 p.m. (MDT) on Tuesday, May 1, 2018, or if the Meeting is adjourned, no later than 48 hours (excluding Saturdays, Sundays and holidays) before any adjourned Meeting.

Voting by Telephone. A Registered Shareholder may vote by telephone by calling the toll free number 1‑866-732-8683 from a touch tone phone.  When you telephone you will be required to input a control number as instructed on the form of proxy.  Please see additional information enclosed with the Circular on the form of proxy.  Registered Shareholders may vote by telephone up to 1:00 p.m. (MDT) on Tuesday, May 1, 2018, or if the Meeting is adjourned, no later than 48 hours (excluding Saturdays, Sundays and holidays) before any adjourned Meeting.

Voting by mail or the Internet are the only methods by which a Registered Shareholder may choose an appointee other than the management appointees named on the proxy and must be completed by the Registered Shareholder or by an attorney authorized in writing or, if the Registered Shareholder is a corporation or other legal entity, by an authorized officer or attorney.

Non-Registered Shareholders (Beneficial Owners)

In this Circular and the enclosed form of proxy and Notice, all references to shareholders are to Registered Shareholders of Common Shares. Only Registered Shareholders of Common Shares, or the person they appoint as their proxy, are permitted to vote at the Meeting.  However, in many cases, Common Shares beneficially owned by a holder (a “Non-Registered Shareholder” or “Beneficial Owner”) are registered either:

(a)

in the name of an intermediary (an “Intermediary”) that the Non-Registered Shareholder deals with in respect of the shares, such as, among others, banks, trust companies, securities dealers or brokers and trustees or administrators of self-administered RRSPs, RRIFs, RESPs and similar plans; or

(b)

in the name of a clearing agency such as CDS&Co. or DTC (the registration names for CDS Clearing and Depository Services Inc., and Depositary Trust Company, respectively) of which the Intermediary is a participant.

Common Shares held by your broker or its nominee can only be voted upon your instructions. Beneficial Owners should ensure that instructions respecting the voting of their Common Shares are communicated to the appropriate person.

There are two kinds of Beneficial Owners, those who object to their name being made known to the Company, referred to as objecting beneficial owners (“OBOs”), and those who do not object to the Company knowing who they are, referred to as non-objecting beneficial owners (“NOBOs”). In accordance with the requirements of National Instrument 54-101 Communication with Beneficial Owners of Securities of a Reporting Issuer (“NI 54-101”), the Company has opted this year to distribute copies of the Notice, Circular, the form of proxy and our annual report for the fiscal year ended December 31, 2017 (including financial statements) (collectively, the “Meeting Materials”) to all NOBOs directly through the Transfer Agent.  Whereas, the Meeting Materials will continue to be distributed to OBOs through clearing agencies and Intermediaries, who often use a service company (such as Broadridge Financial Solutions, Inc. (“Broadridge”)) to forward meeting materials to Non-Registered Shareholders. The Company is not relying on the notice-and-access delivery procedures of NI 54-101 or the corresponding rules of the U.S. Securities and Exchange Commission (“SEC”) to distribute copies of the Meeting Materials.

The Meeting Materials are being sent to both Registered and Non-Registered Shareholders of the Common Shares. If you are a Non-Registered Shareholder, and the Company or its agent has sent these Meeting Materials directly to you, your name and address and information about your holdings of Common Shares, have been obtained in accordance with applicable securities regulatory requirements from the Intermediary holding on your behalf.

By choosing to send the Meeting Materials to NOBOs directly, the Company (and not the Intermediary holding on your behalf) has assumed responsibility for (i) delivering these Meeting Materials to you, and (ii) executing your proper voting instructions.  Please return your voting instructions as specified in the request for voting instructions.

Objecting Beneficial Owners

Intermediaries are required to forward Meeting Materials to OBOs unless an OBO has waived the right to receive them. Generally, OBOs who have not waived the right to receive Meeting Materials will usually receive a voting instruction form (“VIF”) from their applicable Intermediary in lieu of the form of proxy from the Company. The VIF will name the same persons as the proxy to represent the shareholder at the Meeting. A shareholder has the right to appoint a person (who need not be a shareholder of Ur-Energy) other than persons designated in the VIF, to represent the shareholder at the Meeting. To exercise this right, the shareholder should insert the name of the desired representative in the blank space provided in the VIF. You are asked to complete and return the VIF to your applicable Intermediary by mail or facsimile. Alternatively, you may be able to call the toll free telephone number or access the Internet website listed on your VIF to vote your Common Shares. If you receive a VIF from your Intermediary, it cannot be used as a proxy to vote Common Shares directly at the Meeting as the VIF must be returned to your Intermediary well in advance of the Meeting in order to have the Common Shares voted or to appoint an alternative representative to attend at the Meeting in person to vote such Common Shares.

Non-Objecting Beneficial Owners

NOBOs can expect to receive the Meeting Materials with a VIF from the Transfer Agent. These VIFs are to be completed and returned to the Transfer Agent by mail or by following the instructions contained on the VIF for telephone or Internet voting. The Transfer Agent will tabulate the results of the VIFs received from NOBOs and will provide appropriate instructions at the Meeting with respect to the shares represented by the VIFs received. If you receive a VIF from the Transfer Agent, it cannot be used as a proxy to vote Common Shares directly at the Meeting as the VIF must be returned to the Transfer Agent well in advance of the Meeting in order to have the Common Shares voted or to appoint an alternative representative to attend at the Meeting in person to vote such Common Shares.

The purpose of these procedures is to permit Non-Registered Shareholders to direct the voting of the shares they beneficially own. Should a Non-Registered Shareholder who receives either a proxy or a VIF wish to attend and vote at the Meeting in person (or have another person attend and vote on behalf of the Non-Registered Shareholder), the Non-Registered Shareholder should strike out the names of the persons named in the proxy and insert the Non-Registered Shareholder’s (or such other person’s) name in the blank space provided or, in the case of a VIF, follow the corresponding instructions on the form.

In any event, Non-Registered Shareholders should carefully follow the instructions of their Intermediaries and Broadridge or other service company, or the Transfer Agent, as the case may be.

Broker Non-Votes

A “broker non-vote” occurs when an Intermediary holding shares for a Beneficial Owner votes on one proposal, but does not vote on another proposal because the Intermediary does not have discretionary voting power and has not received instructions to do so from the Beneficial Owner. The nominee that holds your shares may generally vote on “routine” matters but cannot vote on “non-routine” matters. Each of the proposals at the Meeting, other than Proposal No. 2, are “non-routine” matters and therefore an Intermediary holding shares for a Beneficial Owner will not have the authority to vote on those matters in the absence of instructions from the Beneficial Owner. Broker non-votes are not counted in the tabulation of votes cast on a particular proposal and therefore will not have an effect on the approval of that proposal.

REVOCATION OF PROXIES

A shareholder who has given a proxy has the power to revoke it as to any matter on which a vote shall not already have been cast pursuant to the authority conferred by such proxy and may do so (i) by delivering another properly executed proxy bearing a later date and depositing it as aforesaid, including within the prescribed time limits noted above; (ii) by depositing an instrument in writing revoking the proxy executed by the shareholder or by the shareholder’s attorney authorized in writing (A) at our head office with the Corporate Secretary at 10758 West Centennial Road, Suite 200, Littleton, Colorado 80127 at any time up to and including the last business day preceding the day of the Meeting, or any adjournment thereof, at which the proxy is to be used, or (B) with the Chair of the Meeting, prior to its commencement, on the day of the Meeting, or at any adjournment thereof; (iii) by attending the Meeting in person and so requesting; or (iv) in any other manner permitted by law.

A Non-Registered Shareholder may revoke a VIF or a waiver of the right to receive Meeting Materials and to vote given to an Intermediary at any time by written notice to the Intermediary, except that an Intermediary is not required to act on a revocation of a VIF or a waiver of the right to receive Meeting Materials and to vote that is not received by the Intermediary at least seven days prior to the Meeting.

VOTING AND DISCRETION OF PROXIES

On any ballot that may be called for, the shares represented by proxies in favor of the persons named by management of the Company will be voted for or against, or voted for or withheld from voting on, the matters identified in the proxy, in each case in accordance with the instructions of the shareholder. In the absence of any instructions on the proxy, it is the intention of the persons named by management in the accompanying form of proxy to vote

(1)	FOR the election of all of management’s nominees as directors;

(2)	FOR the re-appointment of PricewaterhouseCoopers LLP, Chartered Professional Accountants, as our independent auditors and the authorization of the directors to fix the remuneration of the auditors;

(3)	FOR the advisory resolution to approve, on an advisory (non-binding) basis, the compensation of our Named Executive Officers; and

(4)	In accordance with management’s recommendations with respect to amendments or variations of the matters set out in the Notice or any other matters which may properly come before the Meeting.

The accompanying form of proxy confers discretionary authority upon the persons named therein with respect to amendments or variations of the matters identified in the Notice or any other matters that may properly come before the Meeting. As at the date of this Circular, management of the Company knows of no such amendments, variations or other matters that may properly come before the Meeting other than the matters referred to in the Notice.

COMMON SHARES ENTITLED TO VOTE

As at March 27, 2018, the authorized capital of the Company consisted of an unlimited number of Common Shares, of which 146,599,652 Common Shares were issued and outstanding, and an unlimited number of Class A Preference Shares, issuable in series, of which none has been issued. A holder of record of Common Shares as at the close of business on March 27, 2018 (the “Record Date”) is entitled to one vote for each Common Share held by the shareholder. The directors nominated for election pursuant to Proposal No. 1 will be elected by plurality vote, meaning that the seven nominees who receive the most votes, whether in person or by proxy, will be elected; however, the Company has adopted a majority voting policy pursuant to which any director who fails to receive a majority of the votes cast will be required to tender his resignation. See “Statement of Corporate Governance – Majority Voting Policy.” With respect to Proposal Nos. 2, 3 and 4, the affirmative vote of a majority of the votes cast at the Meeting, whether in person or by proxy, is required for approval of such matter.

In accordance with the Canada Business Corporations Act, the Company will prepare a list of holders of Common Shares on the Record Date. Each holder of Common Shares named in the list at the close of business on the Record Date will be entitled to vote the Common Shares shown opposite his or her name on the list at the Meeting.

QUORUM

The presence, in person or by proxy, of two shareholders holding not less than 10% of the Common Shares entitled to vote as of the Record Date constitutes a quorum for the transaction of business at the Meeting. In the event there is not a quorum present to approve any proposals at the time of the Meeting, the Meeting shall be adjourned to a date no less than seven days later than the scheduled Meeting date in order to permit further solicitation of proxies. The scrutineer will treat Common Shares represented by a properly signed and returned proxy as present at the Meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining.

RIGHTS OF DISSENT

Pursuant to the Canada Business Corporations Act, there are no rights of dissent in respect of the resolutions to be voted on by the shareholders at this Meeting.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Management

As of March 27, 2018,  our Record Date, we had 146,599,652 Common Shares issued and outstanding, and 9,271,947 stock options which may be exercised currently or within the sixty (60) days following March 27, 2018.

	Number of	Percentage of Issued and
	Common Shares of	Outstanding Common Shares of
Name of Holder	Ur-Energy	Ur-Energy
Directors and Named Executive Officers (1)(2)
Jeffrey T. Klenda (3)	3,445,958	2.26%
W. William Boberg(4)	1,024,256	*
James M. Franklin	934,748	*
Gary Huber	479,980	*
Paul Macdonell (5)(6)	528,666	*
Thomas Parker	419,541	*
Kathy Walker	-	*
Roger L. Smith	772,935	*
Penne A. Goplerud	612,610	*
Steven M. Hatten	503,182	*
John W. Cash	492,568	*
All Directors and executive officers, as a group (11 persons)	9,328,838	6.13%

*      Less than one percent

(1)	Address for each of our executive officers and directors: 10758 West Centennial Road, Suite 200, Littleton, Colorado 80127.

(2)

The beneficial ownership shown for all holders in this table represents Common Shares and all options which may be exercised currently or within sixty (60) days following March 27, 2018. For our Directors and Named Executive Officers,

this represents the following:  Klenda (2,692,981 Common Shares, 752,977 options); Boberg (720,069 Common Shares, 304,187 options); Franklin (630,561 Common Shares, 304,187 options); Macdonell (224,479 Common Shares, 304,187 options); Parker (115,354 Common Shares, 304,187 options); Huber (96,540 Common Shares, 383,440 options); Walker (0 Common Shares, 0 options); Smith (240,978 Common Shares, 531,957 options); Goplerud (134,354 Common Shares, 478,256 options); Hatten (98,197 Common Shares, 404,985 options); and Cash (107,288 Common Shares, 385,280 options). Additionally, James Bonner holds 41,027 Common Shares, 347,840 options. As of the Record Date, March 27, 2018, the number of the Company’s Common Shares beneficially owned by all of the Directors and executive officers as a group, including Mr. Bonner, and entitled to be voted at the meeting is 5,101,828.

(3)	Of the total number of Common Shares held by Mr. Klenda, he has pledged 1,706,640 Common Shares on a multi-purpose equity line of credit. Mr. Klenda’s Common Shares are held jointly with his wife.

(4)	Of the shares identified, Mr. Boberg holds 118,796 Common Shares jointly with his wife.

(5)	Additionally, Mr. Macdonell’s wife owns 5,000 Common Shares, to which Mr. Macdonell disclaims beneficial ownership.

(6)

Upon Mr. Macdonell’s retirement, Mr. Rob Chang joined our Board at March 30, 2018.  He currently holds no Common Shares of Ur-Energy and no stock options which may be exercised within the sixty (60) days following March 27, 2018.

Security Ownership of Certain Beneficial Owners

The following table sets forth the beneficial ownership of the Company’s Common Shares as of March 27, 2018 by each person (other than the Directors and executive officers of the Company) who owned of record, or was known to own beneficially, more than 5% of the outstanding voting shares of Common Shares.

	Number of	Percentage of Issued and
	Common Shares of	Outstanding Common Shares of
Name of Holder	Ur-Energy	Ur-Energy
Major Shareholders
Global X Management Company LLC(1)	20,665,744	14.38%

(1)

Global X Management Company LLC filed a Form 13G (Amendment No. 6) dated February 14, 2018, indicating holdings as at December 31, 2017, of 20,665,744 Ur-Energy Common Shares. Bruno del Ama is the Chief Executive Officer of Global X Management Company LLC, a Delaware limited liability company, 623 Fifth Avenue, 115th Floor, NY, NY 10022, which, according to the Form 13G, has the sole power to vote or to direct the vote and sole power to dispose or to direct the disposition of the Common Shares. Mr. del Ama and Mr. Jose C. Gonzalez own 55% and 40%, respectively, of Global X Management Company; each specifically disclaims beneficial ownership of the shares of Ur-Energy that either one of them or Global X Management Company holds. Further, according to its website, https://www.globalxfunds.com/funds/ura/, Global X held 21,375,965 Ur-Energy Common Shares as at March 29, 2018.

PARTICULARS OF MATTERS TO BE ACTED UPON

Proposal No. 1:  Election of Directors

The articles of the Company provide that the Board of Directors of the Company (the “Board of Directors” or the “Board”) shall consist of a minimum of one and a maximum of ten directors, the number of which is currently fixed at seven. Election of directors will be conducted on an individual basis, as seen on the proxy or VIF you receive and will include Jeffrey T. Klenda, James M. Franklin, W. William Boberg, Thomas H. Parker, Gary C. Huber, Kathy E. Walker and Rob Chang. As discussed in the description of the Company’s Majority Voting Policy, below, each Director must receive a majority of the votes cast (in person or by proxy) as to his election, or will be required to submit his resignation pursuant to the policy.

Nominees:  Each of the seven persons named above is a nominee for election as a Director at the Annual and Special Meeting for a term of one year or until his or her successor is elected and qualified. Unless authority is withheld, the proxies will be voted for the election of such nominees. Each of the nominees is currently serving as a Director of the Company. All the nominees were elected to the Board of Directors at the last annual meeting of shareholders, except Ms. Walker, who joined the Board in September 2017, and Mr. Chang who joined the Board effective March 30, 2018.

Management does not anticipate that any of the nominees for election as directors will be unable to serve as a director, but if that should occur for any reason prior to the Meeting, the persons named in the accompanying form of proxy reserve the right to vote for another nominee in their discretion or for the election of only the remaining nominees.

The Board of Directors has delegated to the Corporate Governance and Nominating Committee the responsibility for reviewing and recommending nominees for director. The Board determines which candidates to nominate or appoint, as appropriate, after considering the recommendation of the Corporate Governance and Nominating Committee.

Qualifications:    In evaluating a director candidate, the Corporate Governance and Nominating Committee considers the candidate’s independence, character, corporate governance skills and abilities, business experience, industry-specific experience including technical expertise, training and education, commitment to performing the duties of a director, and other skills, abilities, or attributes that fill specific needs of the Board or its committees. Each nominee brings a strong and unique background and set of skills to the Board, giving the Board, as a whole, competence and experience in a wide variety of areas, including natural resources exploration and development, mining operations, executive management, board service, corporate governance, finance, financial markets, government, employment and labor, and international business. These varied and substantial backgrounds, skills and qualifications, as described in more detail below, and the contributions of each to the development and current operations of the Company as described below under the heading “Board Composition – Including Tenure and Outlook on Set Retirement Age,” led the Corporate Governance and Nominating Committee and the Board of Directors to the conclusion that each of the nominees should serve as a Director.

Recommendation of Ur-Energy’s Board of Directors

The Board of Directors recommends that the shareholders vote FOR the election of all of the named nominees for director and, unless a shareholder gives instructions on the proxy card to the contrary, the proxies named thereon intend to so vote.

Jeffrey T. Klenda, 61, B.A.	Chairman, President & CEO

Mr. Klenda graduated from the University of Colorado in 1980 and began his career as a stockbroker specializing in venture capital offerings. Prior to founding Ur-Energy in 2004, he worked as a Certified Financial Planner and was a member of the International Board of Standards and Practices. In 1986, he started Klenda Financial Services, an independent financial services company providing investment advisory services to high-end individuals and corporate clients as well as providing venture capital to corporations seeking entry to the U.S. securities markets. In the same year, Mr. Klenda formed Independent Brokers of America, Inc., a national marketing organization.  He also served as President of Security First Financial, a company he founded to provide consultation to individuals and corporations seeking investment management and early stage funding. Over the last 30 years, Mr. Klenda has acted as an officer and/or director for numerous publicly-traded companies, having taken his first company public at 28 years of age. Currently, Mr. Klenda is a director of Organto Foods Inc. (since November 2013). Mr. Klenda has served as the Chairman of the Board of Directors of the Company since 2006. He served as Executive Director from January 2006 to May 2015. Thereafter, he served as Acting Chief Executive Officer until being named President and Chief Executive Officer by our Board of Directors in December 2016.

The Board of Directors has concluded that Mr. Klenda is well qualified and should serve as a director on the basis of his numerous contributions to the Company since its inception, his 35 years of experience in the financial markets and in service to numerous publicly-traded companies as an officer and director.

James M. Franklin, 75, Ph.D., FRSC, P.Geo	Director & Chair of the HSE & Technical Committee

Dr. Franklin has over 50 years’ experience as a geologist. He is a Fellow of the Royal Society of Canada. Since 1998, he has been an Adjunct Professor at Queen’s University, since 2001, at Laurentian University and since 2006 at the University of Ottawa. He is a past President of the Geological Association of Canada and of the Society of Economic Geologists. He retired in 1998 as Chief Geoscientist of the Geological Survey of Canada, Earth Sciences Sector. Since that time, he has been a consulting geologist and is currently a director of Aura Silver Resources Inc. (since October 2003) and of Anconia Resources Corp. (since June 2012). Dr. Franklin’s lifetime achievements have been honored by several professional organizations:  among his honors, Dr. Franklin has been awarded GAC’s Logan and Duncan R. Derry medals, CIM’s Selwyn Blaylock, A.O. Dufresne, Distinguished Lecturer and Julian Boldy Memorial awards and. the Society of Economic Geologists Thayer Lindsley and Distinguished Lecturer awards. He has also received the R.A.F. Penrose Gold Medal from SEG for his many contributions to a broad cross section of geosciences. In 2017 he was made a Fellow of Lakehead University, honoring his contributions to education and economic development in northern Ontario.

The Board of Directors has concluded that Dr. Franklin is well qualified and should serve as a director on the basis of his contributions to the Company since its inception as a director and his more than 50 years of experience in geosciences and mineral resource work in industry, governmental service and academia.

W. William (Bill) Boberg, 78, M.Sc., P. Geo	Director

Mr. Boberg has served as a director of the Company since January 2006. Mr. Boberg served as the Company’s President and Chief Executive Officer (2006 to 2011). Prior to that time, Mr. Boberg was the Company’s senior U.S. geologist and Vice President U.S. Operations (2004 to 2006). Before his initial involvement with the Company, he was a consulting geologist having over 40 years’ experience investigating, assessing and developing a wide variety of mineral resources in diverse geologic environments in western North America, South America and Africa. Mr. Boberg worked for Gulf Minerals, Hecla Mining, Anaconda, Continental Oil Minerals Department, Wold Nuclear, Kennecott, Western Mining, Canyon Resources and Africa Mineral Resource Specialists. Mr. Boberg has over 20 years of experience exploring for uranium in the continental U.S. He discovered the Moore Ranch Uranium Deposit and the Ruby Ranch Uranium Deposit as well as several smaller deposits in Wyoming’s Powder River Basin. He received his Bachelor’s Degree in Geology from Montana State University and his Master’s Degree in Geology from the University of Colorado. He is a registered Wyoming Professional Geologist and fellow of the Society of Economic Geologists. He is a member of the Society for Mining, Metallurgy & Exploration Inc., American Institute of Professional Geologists (for which he is a Certified Professional Geologist), the Denver Regional Exploration Society and the American Association of Petroleum Geologists. Mr. Boberg is also a director for Aura Silver Resources Inc. (since June 2008).

The Board of Directors has concluded that Mr. Boberg is well qualified and should serve as a director on the basis of his contributions to the Company since 2004 (since 2006 as a director and, from 2006 until 2011, as the President and CEO), as well as his more than 40 years of experience in mineral resources exploration and development.

Thomas Parker, 75, M.Eng., P.E.	Lead Director, Chair of Audit Committee & Chair of Treasury & Investment Committee

Mr. Parker has worked extensively in senior management positions in the mining industry for the past 53 years.  Mr. Parker is a mining engineer graduate from South Dakota School of Mines, with a Master’s Degree in Mineral Engineering Management from Penn State. Mr. Parker was President and CEO, and a director of U.S. Silver Corporation until his retirement in 2012.  Prior to that, Mr. Parker was President and CEO of Gold Crest Mines, Inc., before which  he was the President and CEO of High Plains Uranium, Inc., a junior uranium mining company acquired by Energy Metals in January 2007. Mr. Parker also served for 10 years as Executive Vice President of Anderson and Schwab, a management consulting firm. Prior to Anderson and Schwab, Mr. Parker held many executive management positions including with Costain Minerals Corporation, ARCO, Kerr McGee Coal Corporation and Conoco. He also has worked in the potash, limestone, talc, coal and molybdenum industries and has extensive experience working in Niger, France and Venezuela.

The Board of Directors has concluded that Mr. Parker is well qualified and should serve as a director on the basis of his contributions to the Company as a director since 2007, most recently, as our Lead Director since 2014, as well as his 53 years of experience in the mining industry and in executive management positions.

Gary C. Huber, 66, Ph.D, P.Geo	Director, Chair of Compensation Committee & Chair of Corporate Governance and Nominating Committee

Dr. Huber is a mining executive with over 40 years of natural resources experience. Previously, Dr. Huber served as a director for Ur‑Energy during 2007. Dr. Huber returned to serve as a director for Ur-Energy in 2015. In the interim, Dr. Huber served as President and CEO of Neutron Energy, Inc. (2007-2012), a privately-held uranium company which was conducting project feasibility analyses as well as permitting of two uranium mines and a mill complex. He is currently a director of Gold Resource Corp. (since January 2013), and serves as the Chair of its Audit Committee and as a member of its Compensation Committee.

Dr. Huber is the founder, in 2006, and managing member of Rangeland E&P, LLC, a private company established for oil and gas exploration. From 2010 to 2011, Dr. Huber served as an independent director of Capital Gold Corp., a gold mining company with operations in Mexico which eventually merged into AuRico Gold Inc., including serving on its Audit and Corporate Governance Committees. Dr. Huber was one of the founders of Canyon Resources Corporation in 1979, and served in various capacities there until 2006, including as director, chief financial officer, vice president of finance, treasurer and secretary. He also served as the president and chief executive officer of CR Minerals Corporation, an industrial minerals subsidiary of Canyon Resources, from 1987 to 1998. Dr. Huber holds a Ph.D in geology from Colorado School of Mines and received a Bachelor of Science in Geology from Fort Lewis College. He is a fellow of the Society of Economic Geologists, where he previously served as the Chairman of its Audit and Investment Committees; a member of the Society for Mining, Metallurgy and Exploration; and a Utah registered Professional Geologist. Dr. Huber currently is a director of The Society of Independent Professional Earth Scientists, a not-for-profit professional group. He is also currently serving as President of the Society of Independent Earth Scientists Foundation, which awards scholarships to undergraduate and graduate student majoring in the earth sciences fields. Dr. Huber formerly was a director of the Denver Gold Group, a not-for-profit industry association for publicly-traded precious metal companies.

The Board of Directors has concluded that Dr. Huber is well qualified and should serve as a director of the Company on the basis of his contributions to the Company as a director (in 2007, and since his return to the Board in 2015), and as a result of his extensive mining industry experience including in areas of natural resources development and mining operations, and executive management and finance, developed by serving as an executive officer and director of publicly-traded natural resource companies.

Kathy E. Walker, 59, MBA	Director

Ms. Walker is the President and Chief Executive Officer of Elm Street Resources Inc., an energy marketing company based in Paintsville, Kentucky. Ms. Walker is also the Director of the eKentucky Advanced Manufacturing Institute, Inc., a workforce development training facility in Eastern Kentucky. She brings more than 30 years’ experience in various energy-related business endeavors to our Board. Ms. Walker holds an MBA from Xavier University. Prior to starting Elm Street Resources, she served as Secretary and Controller of Agip Coal, USA, a subsidiary of the Italian National Energy Agency ENI. She is currently a member of the National Coal Council and Board member of the Kentucky Coal Association; a member of the Kentucky Judicial Campaign Conduct Committee; and a member of the Morehead State University Board of Regents. Previously, Ms. Walker served as the Chair of the Energy and Environment transition team for Kentucky Governor Matt Bevin; was a founder and Board member of First Security Bank, Lexington, Kentucky and of Great Nations Bank, Norman, Oklahoma.

The Board of Directors has concluded that Ms. Walker is well qualified and should serve as a director of the Company on the basis of her contributions to the Company as a director since joining the Board in 2017, and as a result of her extensive energy-related business experience including in areas of sales and marketing,  executive management and finance, developed by serving as an executive officer and director of various entities.

Rob Chang, 40, MBA	Director

Rob Chang has 23 years of experience in the financial services industry. Mr. Chang is currently the Chief Financial Officer of Riot Blockchain, Inc. Prior to his current position, he most recently served as the Managing Director and Head of Metals & Mining at Cantor Fitzgerald where he provided research coverage in precious metals, base metals, lithium, and uranium. He is well familiar with the uranium mining industry, and is considered a subject matter expert by several media outlets. He was recognized by Bloomberg as the "Best Precious Metals Analyst" in Q1 2016. Mr. Chang is frequently quoted by and a regular guest of several media outlets including: Bloomberg, Reuters, CNBC, and the Wall Street Journal. Mr. Chang previously served as a Director of Research and Portfolio Manager at Middlefield Capital, a Canadian investment firm which managed $3 billion in assets. He was also on a five-person multi-strategy hedge fund team where he specialized in equity and derivative investments. Mr. Chang completed his MBA at the University of Toronto's Rotman School of Management.

The Board of Directors has concluded that Mr. Chang is well qualified and should serve as a director of the Company on the basis of his extensive knowledge of the financial markets and financial services industry, as well as his knowledge of the uranium mining industry.

Proposal No. 2:  Re-Appointment of PricewaterhouseCoopers LLP, Chartered Professional Accountants, as our Independent Auditors and Approval for the Directors to Fix the Remuneration of the Auditors

Appointment of Auditor

The Audit Committee selected and has recommended the independent accounting firm of PricewaterhouseCoopers LLP with respect to the audit of our financial statements for the year ended December 31, 2018. At the Meeting, it is proposed to re-appoint PricewaterhouseCoopers LLP, Chartered Professional Accountants, as auditors of the Company, to serve until the next annual meeting of shareholders with their remuneration to be fixed by the Board of Directors.

We currently expect that our Audit Partner from PricewaterhouseCoopers LLP will attend the Meeting.

Independent Accountant Fees and Services

PricewaterhouseCoopers LLP and its affiliates have been the auditors of Ur-Energy since December 2004. The fees accrued for audit and audit-related services performed by PricewaterhouseCoopers LLP in relation to our financial years ended December 31, 2017 and 2016, paid and shown below in C$, were as follows:

Years ending	Audit fees (1)	Audit-related Fees (2)	Tax Fees (3)	All Other Fees
December 31, 2017	C$ 225,750	C$ 140,341	$ -	$ -
December 31, 2016	C$ 215,250	C$ 152,314	$ -	$ -

(1)	Audit fees consisted of audit services, reporting on internal control over financial reporting and review of such documents filed with the securities regulators.

(2)

Audit related fees were for services in connection with quarterly reviews of the consolidated financial statements and work in connection with our securities filings as required by the Canadian and United States securities regulators.

(3)	Fees such as those billed for tax compliance, tax advice, and tax planning services would be included.

Audit Committee’s Pre-Approval Practice

All services reflected in the preceding table for 2017 and 2016 were pre-approved in accordance with the policy of the Audit Committee of the Board of Directors

It is proposed to approve an ordinary resolution to re-appoint the firm of PricewaterhouseCoopers LLP,  Chartered Professional Accountants, as auditors of the Company to hold office until the close of the next annual meeting of shareholders or until PricewaterhouseCoopers LLP is removed from office or resigns, and to authorize the Board of Directors of the Company to fix the remuneration of PricewaterhouseCoopers LLP as auditors of the Company.

Recommendation of Ur-Energy’s Board of Directors

The Board of Directors recommends that the shareholders vote FOR the re-appointment of PricewaterhouseCoopers LLP, Chartered Professional Accountants, and to authorize the Board of Directors of the Company to fix the remuneration of PricewaterhouseCoopers LLP as auditors and, unless a shareholder gives instructions on the proxy card to the contrary, the proxies named thereon intend to so vote.

The approval of Proposal No. 2 requires the approval of a majority of the votes cast by shareholders present in person or represented by proxy at the Meeting.

Proposal No. 3:  Approval, on an Advisory Basis, of the Compensation of the Company’s Named Executive Officers

Advisory Vote on Named Executive Officer Compensation

In accordance with SEC rules, our shareholders will be asked at the Meeting to approve the compensation of our Named Executive Officers as disclosed in this Circular, including the disclosures under “Compensation Discussion and Analysis,” the accompanying compensation tables, and the related narrative disclosure. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the policies and practices described in this Circular.

We conducted a similar advisory vote in 2017, and approximately 90% of the votes cast at that meeting voted in favor of the compensation of our Named Executive Officers. This vote is advisory, which means that its outcome is not binding on the Company, the Board of Directors or the Compensation Committee of the Board of Directors.

The next advisory vote will occur at our annual meeting in 2019.

The Compensation Committee and the Board of Directors believe that our compensation policies and procedures are effective in achieving our goals. As described under “Compensation Discussion and Analysis” our compensation program is designed to motivate executive officers and employees to achieve pre-determined objectives without taking excessive risks; provide competitive compensation and benefit programs to attract and retain highly-qualified executives and employees; encourage an ownership mentality; and, fundamentally, to support the achievement of results. We believe that the Company’s compensation program, with its balance of (i) short-term incentives (including cash bonus awards and performance conditions for such awards), (ii) long-term incentives (including equity awards of stock options and restricted share units which vest over varied periods of two to three years), and (iii) share ownership guidelines for executive officers, reward sustained performance that is aligned with long-term shareholder interests. Shareholders are encouraged to read the “Compensation Discussion and Analysis,” the accompanying compensation tables, and the related narrative disclosure. Shareholders will be asked to approve the following ordinary resolution (the “Advisory Vote on Named Executive Officer Compensation Resolution”) at the Meeting:

BE IT RESOLVED THAT the Company’s shareholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s Management Proxy Circular for this annual and special meeting of shareholders, including the “Compensation Discussion and Analysis,” the accompanying compensation tables and the related narrative disclosure, pursuant to the compensation disclosure rules of the U.S. Securities and Exchange Commission.

Recommendation of Ur-Energy’s Board of Directors

The Board of Directors recommends that shareholders vote FOR approval of the Advisory Vote on Named Executive Officer Compensation Resolution.

The approval of the advisory vote on Proposal No. 3 requires the affirmative vote of a majority of the votes cast at the meeting. Although the advisory vote is non-binding, the Board will review the results of the vote and will take them into account in determinations concerning executive compensation.

MANAGEMENT

Identification of Executive Officers

Jeffrey T. Klenda, 61, B.A.	Chairman, President & Chief Executive Officer

Mr. Klenda graduated from the University of Colorado in 1980 and began his career as a stockbroker specializing in venture capital offerings. Prior to founding Ur-Energy in 2004, he worked as a Certified Financial Planner and was a member of the International Board of Standards and Practices. In 1986, he started Klenda Financial Services, an independent financial services company providing investment advisory services to high-end individuals and corporate clients as well as providing venture capital to corporations seeking entry to the U.S. securities markets. In the same year, Mr. Klenda formed Independent Brokers of America, Inc., a national marketing organization.  He also served as President of Security First Financial, a company he founded to provide consultation to individuals and corporations seeking investment management and early stage funding. Over the last 30 years, Mr. Klenda has acted as an officer and/or director for numerous publicly-traded companies, having taken his first company public at 28 years of age. Currently, Mr. Klenda is a director of Organto Foods Inc. (since November 2013). Mr. Klenda has served as the Chairman of the Board of Directors of the Company since 2006. He served as Executive Director January 2006 - May 2015. Thereafter, he served as Acting Chief Executive Officer until being named President and Chief Executive Officer by our Board of Directors in December 2016.

Roger L. Smith, 60, CPA, MBA, CGMA	Chief Financial Officer and Chief Administrative Officer

Mr. Smith has 30 years of mining and manufacturing experience including finance, accounting, IT, ERP and systems implementations, mergers, acquisitions, audit, tax and public and private reporting in international environments. Mr. Smith served as Ur-Energy’s Chief Financial Officer and Vice President Finance, IT and Administration until May 2011, when he assumed the title and responsibilities of Chief Administrative Officer as well as Chief Financial Officer. Mr. Smith joined Ur-Energy in May 2007, after having served as Vice President, Finance for Luzenac America, Inc., a subsidiary of Rio Tinto PLC and Director of Financial Planning and Analysis for Rio Tinto Minerals, a division of Rio Tinto PLC, from September 2000 to May 2007. Mr. Smith has also held such positions as Vice President Finance, Corporate Controller, Accounting Manager, and Internal Auditor with companies such as Vista Gold Corporation, Westmont Gold Inc. and Homestake Mining Corporation.  He has a Master of Business Administration and Bachelor of Arts in Accounting from Western State Colorado University, Gunnison, Colorado.

Steven M. Hatten, 54, B.Sc.	Vice President Operations

Prior to being named Ur-Energy’s Vice President Operations in 2011, Mr. Hatten served as our Engineering Manager from 2007 to 2010 and as Director of Engineering and Operations 2010 to 2011. He has over 25 years of experience with a strong background in in situ recovery uranium design and operations. He previously worked as a Project Engineer for Power Resources, Inc., the Manager Wellfield Operations for Rio Algom Mining Corp. and Operations Manager at Cameco’s Smith Ranch – Highland Facility.  Mr. Hatten has a Bachelor of Science in Petroleum Engineering from Texas Tech University.

John W. Cash, 45, M.Sc.	Vice President Regulatory Affairs

Mr. Cash has been our Vice President Regulatory Affairs since March 2014. Previously, he was named Vice President Regulatory Affairs, Exploration & Geology in 2011 and served in that capacity until March 2014. Prior to 2011, Mr. Cash was our Environment, Health, Safety and Regulatory Affairs Manager from 2007 to 2010 and Director of Regulatory Affairs 2010 to 2011.  He previously worked for Crow Butte Resources, Inc. a subsidiary of Cameco, from 2002 to 2007, including as Senior Environmental/Safety Superintendent, Safety Director/Wellfield Supervisor and Operations Superintendent. Prior to that time, Mr. Cash also worked in uranium exploration. He is a Fellow of the World Nuclear University Summer Institute, 2005. Mr. Cash has a M.Sc. Geology and Geophysics from the University of Missouri-Rolla. Mr. Cash currently serves as the President of the Uranium Producers of America, a uranium industry lobbying group dedicated to the preservation and promotion of a healthy uranium mining and processing industry in the United States.

James A. Bonner, 71, B.Sc.	Vice President Geology

Mr. Bonner is a Professional Geologist with 28 years in the uranium exploration and development industry, three years in the oil and gas industry and 13 years in environmental engineering consulting. He joined Ur-Energy as Vice President Geology in March 2014, having most recently served as Vice President of Exploration for Powertech (USA), Inc.  He previously worked as a consulting geologist, was employed as a Senior Geologist for Gordon Environmental in Albuquerque, New Mexico, and worked for 16 years in uranium exploration for Rocky Mountain Energy Company throughout the western U.S.  Mr. Bonner is a Registered Professional Geologist and a Certified Professional Geologist, and is a member of the Geological Society of America and the American Institute of Professional Geologists. Mr. Bonner received a Bachelor of Science in Geology from the University of Wyoming.

Penne A. Goplerud, 56, JD	General Counsel & Corporate Secretary

Ms. Goplerud has 25 years of diverse legal experience in complex litigation, business matters and natural resources transactions. While in private practice, she represented clients in commercial litigation, arbitration and mediation involving mining, oil and gas, commercial and corporate disputes, securities and environmental law. She also has counseled business clients and represented clients in the negotiation of business transactions. Prior to joining Ur-Energy as Associate General Counsel in 2007, much of Ms. Goplerud’s practice focused on natural resources and transactional work. Ms. Goplerud obtained her JD from the University of Iowa College of Law.

COMPENSATION DISCUSSION AND ANALYSIS

Our Compensation Committee is composed of independent directors and is responsible for matters of compensation as they relate to our employees and, more specifically, our executive officers including the Chief Executive Officer. The Compensation Committee discussed the following Compensation Discussion and Analysis (“CD&A”) with management, and thereafter recommended it to the Board, which approved, this CD&A.

Compensation Program and Philosophy

Ur-Energy is committed to managing our human resources. We believe that the caliber and commitment of our executive officers are critical to our continued success and performance, and the overall commitment of all of our employees.

The Compensation Committee reviews and makes recommendations to the Board with respect to the overall approach to compensation for all of our employees, and specifically with respect to our executive officers, including the Chief Executive Officer, Jeffrey Klenda, and the remuneration of directors.

Our named executive officers (“Named Executive Officers” or “NEOs”) for 2017 were:

•	Jeffrey T. Klenda, Chairman, President and CEO,

•	Roger L. Smith, Chief Financial Officer and Chief Administrative Officer,

•	Penne A. Goplerud, General Counsel and Corporate Secretary,

•	Steven M. Hatten, Vice President Operations, and

•	John W. Cash, Vice President Regulatory Affairs.

We maintain a compensation program in which both performance and compensation are routinely evaluated. Further, we maintain a program in which (a) pay for performance is supported by a significant percentage of executive pay being at risk (50% of CEO compensation; 45% of other executive officers); (b) motivating executive officers to create shareholder value by using total shareholder return as a part of the Company’s “Total Company” objectives; (c) performance by all employees on personal objectives and corporate objectives is evaluated, with executive officers’ short-term incentive bonus awards being more closely aligned to performance on corporate objectives (60%) based upon the greater opportunity, and responsibility, to shape corporate performance (hourly and non-managerial staff bonuses are more heavily weighted to their personal objectives), and 80% of an executive’s long-term incentive is based upon stock options; (d) certain defined thresholds must be reached as a minimum level of performance, typically 80% of the target (or, a score of 2 on our 1-4 scale), before eligibility for payout on any objective and, by contrast, short-term incentive bonuses are effectively capped, as the maximum level of performance for each objective is typically set at 120% of the target (or, a score of 4 on our 1-4 scale); (e) reasonable salaries and overall compensation packages are based upon regularly updated compensation surveys and ongoing review of peer comparators’ practices; (f) compliance with executive stock ownership guidelines is routinely monitored; (g) we have no multi-year contracts with executive employees, and our employment agreements with executive officers protect specialized and proprietary information, and contacts with personnel obtained while employed with the Company; (h) we do not permit repricing of stock options; (i) we do not permit payment of dividends on unvested or redeemed equity awards of all types; (j) executives are not permitted to hedge their beneficially-held Company’s shares; and (k) we have adopted a clawback policy, all as set forth in greater detail below.

Our compensation program is designed to effectively link compensation to performance as demonstrated by the completion by our executive officers of corporate and personal objectives that are designed to drive creation of shareholder value. The Compensation Committee believes that it is important to maintain a clear link between the achievement of these objectives and compensation payout. Our first four years in operations at our Lost Creek uranium recovery project have permitted us an opportunity to thoughtfully review the metrics and priorities most appropriately used to establish and maintain that connection. In doing so, the following considerations have been taken into account:

•	the selection of corporate and personal objectives that are measurable and tied to shareholder value creation is fundamental to our success as a company;

•	executive officers should be evaluated and paid based on performance and achievement of both corporate and personal objectives; and

•	executive officers should have a clear understanding of how their performance and the achievement of pre-determined objectives may influence their compensation.

The objectives of the compensation program are to:

•	support the achievement of results;

•	motivate executive officers to achieve pre-determined objectives without taking excessive risks;

•	provide competitive compensation and benefit programs to attract and retain highly qualified executives; and

•	encourage an ownership mentality, which is further augmented through share ownership guidelines for all executive officers.

The compensation program process begins in the fourth quarter each year as we look ahead and establish department objectives and corporate objectives. Our executives and all staff then prepare their personal objectives in conjunction with the establishment of the budget and our key performance indicators. As a part of this look ahead, the Compensation Committee recommends and the Board considers and approves the annual grant of stock options and restricted share units (“RSUs”) to those eligible for consideration.

In the first quarter of each year we reflect on our performance during the past year, initially with a determination of performance on corporate objectives, which is reviewed with the Compensation Committee and the Board of Directors. Performance of all staff is reviewed and employee performance assessments are conducted by supervisors and managers. Executive officers are evaluated by the Chief Executive Officer and the Compensation Committee; the Chief Executive Officer is evaluated by the Compensation Committee and the Board of Directors. Based upon these performance assessments, the bonuses are determined and awarded. See further discussion under the heading “Short Term Incentive Plan” below. During the performance assessment process, and throughout each year, various aspects of succession planning are considered.

Thereafter, typically during second or third quarter, cost-of-living adjustments are calculated. Contemporaneously, salary surveys are completed, with staff salaries adjusted to the findings of the survey, as necessary, and/or for merit increases. Throughout the year, employee development opportunities are implemented. As necessary and appropriate, a mid-year review of departmental and/or individual objectives is undertaken, with adjustments made as required to address and accommodate changed circumstances.

Compensation Structure

Our compensation program consists of base salary, short- and long-term incentives, and other perquisites. The components of total direct compensation relate to performance as follows:

Fixed Compensation	Variable Compensation

Current Incentive	Short-term Incentives	Long-term Incentives

Based on skills, experience and market rates	Tied to Past Annual Performance	Tied to Future Long-term Share Price Performance

Base Salary	Cash Bonus	Stock Options	Restricted Share Units

Employment Agreements with Named Executive Officers

We have employment agreements with each of our executive officers. Traditionally, we have not maintained multi-year agreements. The agreements contain standard employment provisions, as well as salary, entitlement to a cash bonus to be determined in the discretion of the Board, and statements of eligibility for Company benefits (health and wellness benefits, paid time off, 401(k) plan), and equity compensation plans (stock option and RSU plans). The agreements also provide for post-termination obligations of the executives (one-year non-solicitation provisions applicable to all Named Executive Officers; and one-year non-competition provisions in the agreements of Messrs. Hatten and Cash, as well as Mr. Bonner). Post-termination obligations of the Company with respect to the NEOs, including in an event of change of control, are discussed and summarized below under the heading “Potential Payments Upon Termination or Change of Control.” The Compensation Committee reviews the employment agreements of and compensation program for the executive officers on a periodic basis.

Objectives to be Met Through “Pay Mix”

The compensation program is designed to provide motivation and incentives to our executive officers and employees with a view toward enhancing shareholder value while successfully implementing our corporate objectives. The compensation program accomplishes this by rewarding performance that is designed to create shareholder value. The portion of variable, at-risk, performance-based compensation is commensurate to the executive officer’s or employee’s position and increases as their respective level of responsibility increases. Further, the mix and structure of compensation is designed to strike an appropriate balance to achieve pre-determined objectives without motivating excessive risk taking.

Our share price may be heavily influenced by changes in uranium and other commodity prices, which are outside of our control. As a result, the compensation program is designed to focus on areas where the executive officers and employees have the most influence. To achieve this, a combination of operational, financial and share price criteria are utilized when selecting corporate and personal objectives and establishing an appropriate combination of pay.

The compensation structure and “pay mix” in place for 2017 for our CEO and other executive officers was as follows:

The characteristics of the compensation program’s mix of pay, as they relate to the executive officers, include:

•	a significant portion of executive pay is at-risk;

•	executive officers have a higher percentage of at-risk compensation relative to other employees, because they have the greatest ability to influence corporate performance;

•	 of an executive’s short-term incentive is based on corporate performance; and

•	80% of an executive’s long-term incentive is composed of stock options, which are highly leveraged to our share price performance.

The incentive compensation actually received by the executive officers varies based upon individual performance and the achievement of the pre-determined corporate and personal objectives and is ultimately subject to the discretion of the Compensation Committee and the Board.

Components of Compensation

Base Salary

Base salary is the fixed portion of cash compensation earned by and paid to our executive officers and employees. We provide our executive officers and employees with base salaries to compensate them for services rendered during the fiscal year and to aid in attracting and retaining quality employees. Base salaries for all employees are reviewed annually and the Compensation Committee reviews the base salary for each executive officer routinely or upon a promotion or other change in job responsibility, based on the individual’s level of responsibility, the importance of the position and the individual’s contribution to our overall performance. The Compensation Committee also assesses the base salaries of the executive officers relative to a group of peer companies with similar scope and operations to ensure that base salaries are positioned competitively with executive officers in similar roles at peer companies. Most recently, a formal review was made in 2017 and involved survey data from the peer group established by the Company, utilizing our subscription to Equilar (see discussion below under the heading “2017 Review of Compensation Program”). The review revealed that our executive officers generally are compensated within the ranges of the comparator company data, with certain exceptions. Our objective remains to provide a competitive base salary designed to recruit and retain qualified, high-performing executives, while responsibly administering our budget and achieving our corporate objectives, including advancing our Lost Creek operations.

There were no adjustments to the base salaries of our executives during 2016. There was a cost of living adjustment of three percent provided to our executives in 2017. As there were no anticipated adjustments other than the cost of living adjustment for the executives in 2017, we did not retain an independent compensation consultant in 2017.

Short-Term Incentive Plan

Total cash compensation includes base salary and any variable (at risk) short-term cash incentive compensation.  Bonus awards under our short term incentive plan (“STIP”) are calculated using a formula that is based upon performance in relation to corporate objectives, set by the Chief Executive Officer and executive management and approved by the Board, and in relation to personal objectives, also overseen by our Chief Executive Officer and Board. The STIP program is designed to recognize and reward both corporate and individual performance results. A rebalancing of the weighting of corporate and personal objectives as related to the STIP program, which was implemented in 2015, provides even greater personal responsibility of each executive officer for not only the corporate objectives, but also his or her personal objectives which are tied to that year’s corporate objectives. This, too, was developed by the Compensation Committee through its review of peer group practices and other standards.

The following table shows the current target levels and weightings used to establish the 2017 STIP awards for our NEOs:

STIP Targets and Weights
POSITION	STIP Target (% of Base Salary)	Corporate Objectives Weight	Personal Objectives Weight
Chairman, President and CEO: Jeffrey T. Klenda	40%	60%	40%
Chief Financial Officer and Chief Administrative Officer: Roger L. Smith	30%	60%	40%
Corporate Secretary and General Counsel: Penne A. Goplerud	30%	60%	40%
Vice President Operations: Steven M. Hatten	30%	60%	40%
Vice President Regulatory Affairs: John W. Cash	30%	60%	40%

We calculate the STIP awards as follows:

The following table provides a demonstrative example of the STIP award calculation that would result for a chief executive officer with a base salary of $100,000, if his or her corporate and personal objectives results were as shown in the weighted payout column.

Actual STIP awards are based on performance for the year and paid in the following year after our year-end results are released.

Long-Term Equity Incentives

The long-term incentive plan (“LTIP”) includes our Option Plan and the Ur-Energy Amended Restricted Share Unit Plan (the “RSU Plan”). The Option Plan and the RSU Plan form a long-term incentive plan for employees including executive officers and, in the case of the Option Plan, our consultants.  Participation in the Option Plan and the RSU Plan is determined by the Compensation Committee, taking into account the recommendations of the Chief Executive Officer (and, for the Chief Executive Officer, the recommendations of the Compensation Committee). The purpose of the Option Plan and the RSU Plan is to provide eligible participants with the opportunity to own Common Shares of the Company, enhance Ur-Energy’s ability to attract, retain and motivate key personnel, and align the participant’s interests with those of the Company’s shareholders. Awards made under the Option Plan and RSU Plan are similarly based upon a pre-established formula tied to base salary and the compensation structure explained above (a percentage of base salary; 4:1 ratio between stock options and RSUs). The LTIP target for our CEO is 60% of his base salary; the LTIP target for our other Named Executive Officers is 50% of his or her base salary. A more detailed discussion of the Option Plan and RSU Plan can be found below under the heading “Stock Options and RSUs.”

Perquisites Including Benefits

We provide employees, including our executive officers, with perquisites including personal benefits that we believe are reasonable and consistent with the overall compensation program to better enable us to attract and retain quality employees. We periodically review the levels of perquisites provided to the employees and executive officers to ensure competitiveness and value. Executive officers participate on the same terms as other employees in our healthcare and other benefit programs including a 401(k) Plan, medical, prescription drug, dental, vision, short-term and long-term disability, life and supplemental life insurances; employee assistance program; and health and dependent care flexible spending accounts. In 2017, Lost Creek employees were also eligible for a safety incentive program bonus.

Compensation Risk Assessment

Our Compensation Committee Charter requires that the Compensation Committee review and consider the implications of the risks associated with our compensation policies and practices to avoid encouraging inappropriate risk taking by executive officers. The Compensation Committee has undertaken reviews of this type in conjunction with periodic reviews of the compensation program, including most recently in December 2017. The Committee has implemented and maintained multiple practices to ensure that there are not incentives to take inappropriate or excessive risks, including: combining fixed and variable compensation, granting appropriate levels of equity compensation, and mandating equity ownership requirements for executive officers and directors which are routinely reviewed. Based upon the Compensation Committee’s review, we do not believe that the Company’s executive or non-executive compensation structure is reasonably likely to have a material adverse effect on the Company.

2017 Review of Compensation Program

The Compensation Committee from time to time undertakes a comprehensive review of our compensation program which includes competitive market data, pay grades, share ownership guidelines and short-term and long-term incentives. Most recently, this review of the program and of the compensation of executive officers was completed in 2017. As we typically have done, the 2017 compensation program review began with the development of our peer group, to be utilized for multiple purposes. As with other peer comparator groups before it, the peer group was used within our corporate objectives as a base from which we can compare our performance to other companies in the group for such things as total shareholder return. It is also used as a comparison group when we evaluate our directors and officers compensation, with additional review of companies outside the peer group which have similar executive positions where the peer group does not have sufficient depth of data. Generally, we review and/or update our peer group annually. Once updated, the Compensation Committee reviews the peer group and recommends it, with any changes or additions, to the Board for approval. We subscribe to Equilar’s compensation services. Equilar’s tools assist us in the creation and evaluation of peer groups and in the evaluation of our directors and officers compensation.

The peer group approved by the Board includes ten other uranium producers and explorers, as well as four other mining companies (e.g., gold, silver) with similar revenues, total assets and market capitalization, with a focus on U.S. or North

American based companies. Generally, our ranking is in the middle of the peer group in terms of revenues, total assets and market capital. Also, we have nine of the 14 companies in our peer group in common with our peer’s peer groups. In other words, the companies in our peer group have also chosen many of the same companies to be in their peer groups. Our 2017 peer group, as approved by the Board of Directors is as follows:

•	Americas Silver Corporation
•	Azarga Uranium Corp.
•	Comstock Mining, Inc.
•	Denison Mines Corp.
•	Energy Fuels Inc.
•	Gold Resource Corp.
•	Great Panther Silver Limited
•	Mega Uranium Ltd.
•	Peninsula Energy Limited
•	Toro Energy Limited
•	U3O8 Corp.
•	UEX Corp.
•	Uranium Energy Corp.
•	Westwater Resources Inc. (formerly, Uranium Resources, Inc.)

As a result of our compensation program review and establishment of the peer group, no changes to our compensation program were determined to be necessary or appropriate at this time. The weighting of personal and corporate objectives remains as it has been since 2015, with executives’ personal objectives aligned with the objectives of the department for which the executive officer is responsible; the executives’ personal objectives are also designed to help the Company achieve its overall corporate objectives. The categories of corporate objectives remain as before: Total Company, Lost Creek, Pathfinder and Corporate Services on a weighted basis as set forth below. We re-weighted the most significant weightings Total Company (20%) and Lost Creek (40%) for an even greater emphasis on operational priorities.

2017 Performance on Objectives and Relationship to STIP Awards

We use corporate objectives to broadly measure our total corporate performance. Our corporate objectives are grouped into Key Performance Areas, which in turn include a number of compensable Key Performance Indicators (“KPIs”). For 2017, our corporate objectives are divided into four Key Performance Areas (“KPA”) that reflect our core reporting segments.  The following table shows the KPAs and their respective weights.

Weightings for each KPA are established based on the reporting segment’s objectives in relation to the overall corporate strategy of the Company. Health, safety and environmental performance objectives are embedded within each KPA. Each

KPA includes a number of compensable targets or KPIs. KPIs are a combination of financial and non-financial measures that are directly aligned with the reporting segment’s strategy. Each KPI is aimed at driving annual performance within the KPA.

KPIs are the result of a cooperative effort among the reporting segments, executive management and our Board of Directors to establish objectives that align with our corporate strategy as charted by the Board of Directors. Reporting segment objectives that are considered to be most critical to corporate performance are selected to be KPIs. Selected KPIs, weightings and performance levels are presented to the Compensation Committee, and subsequently to the Board of Directors, for approval.

Each KPI has three performance levels (Threshold, Target and Maximum) that are used to measure results. Threshold, Target and Maximum performance-level values are based on quantifiable measures when possible, where typically the Threshold value is 80% of Target and the Maximum value is 120% of Target. When quantifiable measures are not possible, or more than one measure is used, we use a four-point scale to measure results as follows:

1	Unsatisfactory Performance (Fails to meet minimum expectations)
2	Partially Successful Performance (Needs some improvement in specific areas)
3	Fully Successful Performance (Effective)
4	Superior Performance (Highly Effective)

The target level of performance for each KPI is set at an aggressive level that represents a 'reasonable stretch'. For example, when using our four-point scale to measure results, a score of 3 (Fully Successful Performance) is used as the Target. Achieving the Target would result in a 100% payout of the Weighted KPI.

The Threshold level of performance is the minimum level of performance that must be met before being eligible for any payout on that KPI. The Threshold performance level is typically set at 80% of Target, or a score of 2 (Partially, but not Fully, Successful Performance) when using our four-point scale. There is no payout if the Threshold is not met. Achieving the Threshold would result in a 50% payout of the Weighted KPI. The Maximum level of performance for each KPI is typically set at 120% of Target, or a score of 4 (Superior Performance) when using our four-point scale. Achieving or exceeding the Maximum would result in a 150% payout of the Weighted KPI.

A straight-line interpolation is used to calculate payouts when the result is between the Threshold (50%) and Maximum (150%) targets.  The Weighted Payout is the result of multiplying (a) the Weighted KPI times (b) the Result Payout.

Together with the Compensation Committee, management regularly monitors the corporate results as they relate to the KPIs to determine if the Company is on-track to meet its objectives. After year end, a final review of the corporate results is overseen by the Compensation Committee and reported to the Board of Directors. In March 2018, the Board of Directors reviewed corporate performance based upon the selected KPI objectives established for 2017. Our corporate performance was evaluated as having generally met the performance objective targets, and exceeded the targets in several categories and specific objectives.

Results of performance based upon these 2017 corporate objectives, as approved by the Compensation Committee and Board of Directors, are set forth in the tables below and explained in the text which follows each key performance area of the corporate objectives.

KPI / MEASURE AND 2017 RESULTS	THRESHOLD	TARGET	MAXIMUM	KPI WEIGHT	KPI PAYOUT	WEIGHTED KPI PAYOUT
Total Company
HSE Reduce LTIR and TRIR incidents and regulatory violations. Score of 3.8	No Reduction	25% Reduction	50% Reduction	4%	140%	5.6%
TSR Achieve median one- and three-year return compared to peers. Score of 3.8 1 year – 79th percentile 3 year – 61st percentile Average = 70th percentile	25th Percentile	50th Percentile	75th Percentile	6%	140%	8.4%
Average Realized Price Exceed the one-year average published spot price. Score of 4.0 Average realized price - $49.09 Average spot price = $21.88% = 224%	80% of Spot Price	100% of Spot Price	49.49	3%	150%	4.5%
Regulatory Defend against harmful or negative regulatory issues (EPA Part 192, Dirt Tax, Production Royalty, CERCLA 108b, etc.); pursuit of relief under federal trade statutes. Score of 4.0	2 Met Low	3 Met High	4 Outstanding	3%	150%	4.5%
Strategic Plans Implement limited development strategy to positively position the company. Score of 3.5	2 Partially Implemented	3 Implemented w/at-plan results	4 Implemented w/better than plan results	4%	125%	5.0%
				20%		28.0%

Total Company: Our corporate “Total Company” objectives continued to focus on safe, sustained production operations at Lost Creek, with a limited development plan being the primary strategic objective for the site in 2017. We delivered into a sale our two millionth pound of Lost Creek uranium in 2017, shortly after our fourth anniversary in operations. At year-end, we had captured in the wellfield approximately 2.4 million pounds, life-of-project. Additionally, with the continuing depressed uranium market in 2017, we sought to further de-risk our business through the creation of additional value in our term contracts, balancing production and purchased pounds to be delivered into the contractual obligations. We delivered and sold 780,000 pounds at an average price of $49.09, of which 261,000 pounds were produced at Lost Creek, and 519,000 pounds were purchase for delivery to customers. Our term contracts continue to set us apart from others in the industry with our base revenues known and de-risked. These revenues permitted us again to timely make all payments in debt service during 2017, another accomplishment which continues to distinguish our Company.

In 2017, total U.S. uranium production fell to near historic lows due in large part to uranium and nuclear fuel imported from state-subsidized foreign entities; indications are that 2018 domestic production is likely to be even lower. A healthy uranium mining industry is vital to U.S. national security, because it supplies fuel for nuclear power plants that are a key component of the nation’s critical energy infrastructure and essential defense needs. We undertook to investigate a means by which we could respond to these circumstances. After much work on this project in H2 2017,  in early 2018, together with Energy Fuels, we submitted a petition under Section 232 of the Trade Expansion Act of 1962 to the U.S. Department of Commerce (“DOC”) for relief from imports of uranium products that threaten national security requesting (1) the DOC to investigate the effects of uranium imports on U.S. national security and (2) the President of the United States to use his authority to adjust imports to ensure the long-term viability of the U.S. uranium mining industry. The petition proposes sensible remedies that will support a viable domestic uranium mining industry with a negligible impact on U.S. nuclear utilities.

As always, we sought to reach our objectives within budget, including attaining free cash flow at new levels, to return value to our shareholders. We continue to emphasize safety in all that we do, reaching a one-year accident free milestone in April 2017, which we extended to sixteen months before the only lost-time accident for 2017 occurred: a sprained ankle. This achievement speaks highly of the commitment and diligence of our Lost Creek team, although our target remains no lost time accidents. At this time, we currently are at seven months with no lost-time accidents.

As a result of our diligent cash-flow management, our free cash flow again exceeded our budget for the year. Even in the face of sustained depressed uranium pricing, our results on Total Shareholder Return (TSR), exceeded our targets for both one- and three-year results, with an average of 70th percentile. See also discussion under heading “Total Shareholder Return,” below.

KPI AND MEASURE	RESULTS	THRESHOLD	TARGET	MAXIMUM	KPI WEIGHT	KPI PAYOUT	WEIGHTED KPI PAYOUT
Lost Creek
HSE Reduce LTIR and TRIR incidents and regulatory violations. Score of 3.2 Reduction in the TRIR from 2016 by 38.7% (4.0 to 2.4)		No Reduction	33% Reduction	66% Reduction	8%	110%	8.8%
Production Achieve budgeted production (270k) and cash cost per pound ($33.92). Score of 2.8 2017 drummed production was 254k. 2017 cash cost per pound produced was $34.38		2 Met Low	3 Met High	4 Outstanding	10%	90%	9.0%
Development Develop first three MU2 header houses on time and within budget. Score of 2.8		2 Met Low	3 Met High	4 Outstanding	10%	90%	9.0%
Resources Update resource estimates based on development drilling results. Score of 3.0		2 Met Low	3 Met High	4 Outstanding	6%	100%	6.0%
Lost Creek Permitting Advance BLM permitting of amendments to Lost Creek licenses and permits to a draft EIS. Finalize Class I recompletion amendment. Score of 3.0		2 Met Low	3 Met High	4 Outstanding	6%	100%	6%
					40%		38.8%

Lost Creek: Our corporate objectives continued to focus on Lost Creek operations, with a weighting of 40% to the objectives directly related to Lost Creek; in 2017, this included advancing our operations on a limited development plan, while continuing to improve our safety standards. As described above, we continue to strive to improve our overall safety record, and have demonstrated that commitment with the safety milestone recognized of 12 months with no lost-time accidents (April 2016-2017). Additionally, the reduction in Total Recordable Incident Rate (TRIR) from 2016 was 38.7%

(4.0 to 2.4), which aligns Lost Creek’s record at a rate lower than national TRIR figures (~ 3.2) and Wyoming TRIR figures (~ 3.6).

The operational refinements implemented in 2016 continued to serve us well in 2017, as we continued to control our production rates at lower levels with good efficiencies. We delivered 261,000 pounds from Lost Creek to our customers during 2017. As well, we continue to achieve the lowest-cost production among publicly-traded uranium mining companies. We initiated a limited construction and development program to begin production from three header houses in the second mine unit. The first of the three houses began operations in August 2017.

Having obtained all general regulatory authorizations for Class V wells at Lost Creek in 2016, we brought online in 2017 what has been one of the most significant operational enhancements at the site: relatively shallow Class V wells allowing for the recirculation of up to 200 gpm of fresh permeate (i.e., clean water) from operations. This system is the first of its kind at an in situ recovery uranium facility. We anticipate that this system will enhance waste water disposition and recycling at the site for years to come. Because ultimately the system reduces injection requirements in our Class I deep disposal wells, its operation will extend the life of those very valuable assets.

Permitting advances made during the year were largely focused on the process to obtain all approvals for the amendments to existing permits and authorizations for recovery from mine units at LC East. All technical questions and requests for additional information from the BLM and NRC have been responded to, including with additional follow-on. We anticipate that the draft EIS will be forthcoming from the BLM, the lead agency on these amendments, in H1 2018. Additionally, the permitting for recompletion of our Class I deep wells has progressed, with the State having issued a draft permit allowing the recompletion. The State continues to work with the EPA to finalize the permit, which should then allow for recompletion of the first well in summer 2018.

While we conducted an additional reduction in force in March 2017, we have been successful in maintaining a skilled and dedicated workforce, which will serve us well when the uranium market improves and we are able to ramp up both development and production.

KPI AND MEASURE RESULTS	THRESHOLD	TARGET	MAXIMUM	KPI WEIGHT	KPI PAYOUT	WEIGHTED KPI PAYOUT
Pathfinder
HSE Overhaul Shirley Basin EHS management system and maintain a safe work environment. Score of 2.5	No Reduction	25% Reduction	50% Reduction	4%	75%	3.0%
Shirley Basin Permitting Advance permitting and assist with Wyoming agreement state program development. Score of 3.0	2 Met Low	3 Met High	4 Outstanding	8%	100%	8.0%
Data Development Monetize Pathfinder database. Score of 3.0	2 Met Low	3 Met High	4 Outstanding	4%	100%	4.0%
Government and Community Relations Continued improvement of government and community relations, etc. Score of 3.0	2 No Improvement	3 Good Improvement	4 Significant Improvement	4%	100%	4.0%
				20%		19.0%

Pathfinder:  Performance in respect of our Pathfinder Mines assets continued to be strong in 2017, with our safety record for Pathfinder, including Shirley Basin Project, remaining perfect: no incidents. The Pathfinder objective which was advanced very successfully in 2017 is the development of value from the Pathfinder exploration database. The ongoing review and analyses of the database led us to identify several exploration projects for which data may be able to be sold to exploration companies who have expressed interest. More importantly, the database held data about a gold exploration project from which we developed further research and field analyses, and subsequently located federal lode mining claims comprising approximately 2100 acres: our new Excel Project in Nevada.  The area of rock sampling covered approximately 640 acres (one square mile). Initial results of the sampling are very promising. While we retain our focus, first and foremost, as a low-cost uranium producer, the opportunities presented by the Excel Project were too attractive not to pursue. We are currently considering all prospects to advance this new exploration project, and to obtain value for our shareholders, whether drilling the project ourselves, identifying a viable venture partner, or through a sale process. Additionally, we will continue to mine the large database for other exploration and data sale opportunities.

During 2017, we advanced the application for permit to mine with the State of Wyoming. Work is well underway on other applications for all necessary authorizations to mine at Shirley Basin. We have worked cooperatively with others in our industry to assist with the development of the Wyoming “agreement state” program, by which the NRC will delegate its authority for source material licensure and other radiation safety issues to the State. We understand that the development of the Wyoming Uranium Recovery Program remains on schedule for approval, full implementation and transition likely occurring later in 2018. Based upon that understanding, we currently anticipate submitting our application for a source material license for Shirley Basin to the State Uranium Recovery Program in 2018. During 2017, we continued our engagement with our landowning neighbors in Shirley Basin.

KPI AND MEASURE	RESULTS	THRES-HOLD	TARGET	MAXIMUM	KPI WEIGHT	KPI PAYOUT	WEIGHTED KPI PAYOUT
Corporate Services
HSE Maintain zero LTIR and TRIR incidents and regulatory violations; further develop safety culture. Score of 3.8		No Reduction	25% Reduction	50% Reduction	4%	140%	5.6%
Risk Management Minimize risk and maintain compliance. Score of 3.2		2 No Improvement	3 Good Improvement	4 Significant Improvement	4%	110%	4.4%
Financial Management Achieve average cash budget while meeting all operating requirements. Score 3.5 Average cash of $7.4m was at or above the monthly cash plan most of the year.		80% of budget $6.0m	Budget $7.5m	120% of budget $9.0m	6%	125%	7.5%
HR / IR Expand and improve HR/IR programs. Score of 3.2		2 Met Low	3 Met High	4 Outstanding	3%	110%	3.3%
IT Implement Managed IT Services Program. Score of 3.0		2 Met Low	3 Met High	4 Outstanding	3%	100%	3.0%
					20%		23.8%

Grand Total 3.2					100%		109.6%

Corporate Services:  Again, with a focus on safety at all of our sites, our support services groups performed well during 2017. We had no reportable safety incidents in the corporate services groups. Risk management remained a priority with our finance, compliance and legal groups, with reporting and other obligations completed in a timely and professional manner. We experienced no significant legal or compliance issue during the year. Our internal and external reporting remains of high quality, and our internal reporting continues to evolve in response to changing and new priorities. The finance department was successful in forecasting and managing our cash resources. All of these efforts relate to our ongoing efforts to strategically and successfully position the Company in these challenging market times. Our Chief Financial Officer continues his review of our compensation and benefits programs, and an even more robust compensation survey of non-executive staff was conducted this year by the corporate services group and operations staff.

Overall, our 2017 performance-to-objectives result was 109.6% of the targeted 100%.

Total Shareholder Return

The total shareholder return (“TSR”) of the Company compared with the returns of our peer comparator group is shown on a one-year through five-year basis in the table below. The long-term, five-year, TSR of Ur-Energy was well above the top quartile, with a ranking in the top five of the comparator companies. The shorter-term, two-year, TSR dropped below the 50th percentile, primarily driven by a significant decrease in uranium pricing in 2016, which impacted producing uranium companies more than non-producers and significantly more than non-uranium mining companies such as gold and silver companies that experienced rising commodity prices. More recently, the one-year TSR moved above the 50th percentile again as uranium prices flattened in 2017.

Total Shareholder Returns as at December 31, 2017
Ur-Energy Inc. Comparator Companies
Small Cap Mining Companies - emphasis on uranium & US based companies
YTD TSRs
Company Name	1 Year	2 Years	3 Years	4 Years	5 Years
Ur-Energy Inc.	21.13%	-3.37%	-13.13%	-40.28%	3.61%
Americas Silver Corporation	30.86%	281.67%	62.41%	69.63%	-62.94%
Azarga Uranium Corp.	-41.67%	-27.59%	-43.24%	N/A	N/A
Comstock Mining Inc.	-70.34%	-80.50%	-89.74%	-95.54%	-96.58%
Denison Mines Corp.	-1.43%	-1.43%	-38.94%	-46.51%	-43.90%
Energy Fuels Inc.	2.26%	-44.88%	-68.35%	-62.89%	-74.17%
Gold Resource Corp.	1.61%	166.27%	30.77%	-2.43%	-71.25%
Great Panther Silver Limited	-26.58%	132.86%	132.86%	111.69%	5.84%
Mega Uranium Ltd.	50.00%	200.00%	68.00%	133.33%	75.00%
Peninsula Energy Ltd	-19.64%	-59.09%	-43.75%	-46.43%	-71.15%
Toro Energy Limited	0.00%	-37.88%	-48.75%	-46.75%	-62.73%
U3O8 Corp.	-12.00%	-26.67%	-45.00%	-78.00%	-90.22%
UEX Corporation	40.82%	130.00%	21.05%	-12.66%	-41.53%
Uranium Energy Corp	58.04%	66.98%	1.14%	-11.50%	-30.86%
Whitewater Resources Inc.	-21.90%	-82.85%	-95.21%	-97.06%	-97.21%
75th Percentile	23.71%	132.14%	36.49%	15.20%	-41.53%
Median	0.00%	-3.37%	-38.94%	-43.35%	-62.84%
25th Percentile	-24.67%	-43.60%	-46.52%	-62.89%	-74.17%
Average	0.74%	40.90%	-11.32%	-16.10%	-47.01%
Maximum	58.04%	281.67%	132.86%	133.33%	75.00%
Minimum	-70.34%	-82.85%	-95.21%	-97.06%	-97.21%

Source: S&P Capital IQ
Ur-Energy Inc.'s Rank	5	8	7	7	3
	> P50	< P50	> P50	> P50	> P75
For Information
S&P/TSX Composite Index	15.25%	12.03%	5.73%	29.81%	38.96%
S&P/TSX Venture Composite Index	11.59%	61.84%	22.31%	-8.72%	-30.34%
S&P/TSX Global Mining Index	14.69%	62.97%	16.55%	-0.54%	-20.28%

Executive Compensation – Related Fees

The Compensation Committee did not utilize any third-party consulting services during 2017. Management and the Compensation Committee continue to utilize the Company’s subscription to Equilar Services.

2018 Compensation Program and Outlook

While the compensation program will remain largely the same in 2018 for all employees and executive officers, recommendations from the compensation studies in recent years, supported by the Compensation Committee and the Board of Directors, continue to be reviewed and implemented by the Company to refine the executive STIP plan to include an even more robust performance-based compensation plan and evaluation process.

The average spot price per pound of U3O8, as reported by Ux Consulting Company, LLC and TradeTech, LLC, for the week of March 26, 2018 was $21.38. As a result of the continuing low spot price environment, we once again intend to maintain production at or below levels that will be consistent with our existing contractual sales obligations, which are 470,000 pounds at an average price of $49 per pound in 2018. Our current target for 2018 is to maintain an average production rate such that our annual production is sufficient to produce between 250,000 and 300,000 pounds. We have taken advantage of the low uranium prices at the end of 2017 and in early 2108 to enter into purchase agreements for, collectively, 460,000 pounds at an average cost of $24 per pound. We have already delivered a portion of these pounds. The purchases of pounds for delivery permits us to build inventory, which may be utilized to complete discretionary spot sale transactions on an as-needed basis, when market conditions warrant. In addition to our production plans for Lost Creek, and advancing the additional permitting applications and amendments to provide for future production of identified resources at the LC East Project, we will continue to advance all required operational licenses and permits for our Shirley Basin project.

Our “total company” objectives for 2018 will continue to concentrate on operating safely in an environmentally-sound fashion, focusing on the health and well-being of our employees, while returning value to our shareholders.

Additional Compensation Practices

Share Ownership Guidelines

All of our executive officers and directors are encouraged to have a significant long-term financial interest in our Company. To encourage alignment of the interests of the executive officers and directors with those of our shareholders, in 2009, the Board of Directors mandated that each executive officer of Ur-Energy, whether currently appointed or appointed in the future, is required to invest an amount equal to one times the executive officer’s annual base salary in shares or securities redeemable into shares on or before the later of (i) December 31, 2013, (ii) the fifth anniversary of the executive officer’s appointment, or (iii) the date of the most recent salary increase. The investment amount is calculated using the amount of the base salary of the executive officer at the later of (i) January 1, 2009, (ii) the date of executive officer’s appointment, or the date of the most recent base salary increase. The share ownership requirements are also applicable to the non-executive directors who are required to invest an amount equal to three times their annual retainer.  See further discussion under the heading “Share Ownership Guidelines for Directors” below. Reviewed most recently in October 2017, all executive officers meet the Share Ownership Guidelines or are on-track to meet the Share Ownership Guidelines within the prescribed timeframes.

Anti-Hedging Policy; Pledging

We have a formal anti-hedging policy which prohibits our executive officers and directors from engaging in any hedging or similar monetization transactions with respect to the Company’s securities, including, but not limited to, through the use of financial instruments such as exchange funds, prepaid variable forwards, equity swaps, puts, calls, collars, forwards and other derivative instruments, or through the establishment of a short position in the Company’s securities.

The Board has not formally adopted a policy restricting the pledging of its Common Shares held by executive officers or directors as, historically, there has been little or no pledging of the Company’s shares by our executive officers or directors. Currently, only one insider has pledged Common Shares; those pledged Common Shares represent approximately one percent of our issued and outstanding shares. Among the directors and executive officers, there have been no other pledged Common Shares of the Company. See Notes to Security Ownership Table, above.

Clawback Policy

The Company has adopted a clawback policy pursuant to which the Company would be entitled to recoup incentive compensation amounts paid to executive officer(s) in the event of a future restatement of financial results and other specified events. This policy covers all incentive cash and equity compensation, including any cash bonuses, restricted share units or stock options received by the executives. It provides that the Board may direct the Company to recoup the incentive cash and equity compensation of the executive(s) at fault if all three of the following events occur:

•	the Company makes an accounting restatement of our financial statements if there is a material financial reporting non-compliance under securities laws; and

•	the executive(s) engaged in gross negligence, intentional misconduct or fraud which caused or significantly contributed to the restatement; and

•	the executive(s) was overcompensated with respect to incentive cash and equity compensation during the year(s) subject to the restatement.

If all three of the preceding events occur, the Board of Directors, following review and recommendation by the Compensation Committee, will decide when and how the policy will apply. The Company may recoup the portion of incentive cash and equity compensation received by the executive(s) at fault during the year(s) subject to the restatement that is in excess of the incentive compensation that would have been received based on the restated results.

Tax and Accounting Considerations

The Compensation Committee considers tax and accounting rules and regulations when structuring our executive compensation program. Our plans and programs are designed to comply with or be exempt from the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “IRS Code”), which regulates deferred compensation and provides for potentially early taxation and a 20% additional tax on non-compliant arrangements. The Compensation Committee also monitors whether our executive compensation may be subject to the $1,000,000 per year deduction limitation set forth under Section 162(m) of the IRS Code, although to date the compensation of our Named Executive Officers has been well under the $1,000,000 per year limit. Equity awards are accounted for under FASB ASC Topic 718, which requires the recognition of expense for the fair value of such awards, and the Compensation Committee considers the accounting expense of such awards when authorizing stock option and RSU grants.

EXECUTIVE COMPENSATION

Say on Pay Advisory Vote in 2017

In 2017, our shareholders approved our compensation program for our Named Executive Officers by a vote in favor of 90%.

The Compensation Committee believes the results of our advisory votes on say on pay continue to be indicative that the vast majority of our shareholders are satisfied with our executive compensation policies and decisions, and that our executive compensation program effectively aligns the interests of our Named Executive Officers with the interests of our shareholders. As a part of the review of our compensation program and, specifically, compensation of our Named Executive Officers, we did not make substantive changes to the compensation of our executives in 2017; the executives were provided cost of living raises, only.

We continue to review our human resources in light of the Company’s current operations and needs. As a result of persistently low uranium prices, and responsive reductions in production to control at or about the level of our contractual requirements, we have reduced our overall employee count from a combined Ur-Energy USA (Casper/Littleton) and Lost Creek total of 90 employees at year-end 2013 to a combined 50 employees at year-end 2017;  further reductions in force (nine additional employees) followed in Q1 2018.

Based upon the first advisory vote by our shareholders, in 2014, concerning “say when on pay,” our Board adopted an annual advisory vote for “say on pay,” until our next say when on pay vote in 2020. As a result, our next say on pay vote will be in 2019.

Summary Compensation Table

The following table sets forth the summary information concerning compensation earned during the financial years ended December 31, 2017, 2016 and 2015 by our Named Executive Officers serving at December 31, 2017.

Name and principal position (2)	Year	Salary ($)	Bonus (3) ($)	Stock awards (4)(5)(6) ($)	Option awards (4)(6) ($)	Non-equity incentive plan compensation ($)	Change in pension value and nonqualified deferred compensation ($)	All other compensation (7) ($)	Total ($)

Jeffrey T. Klenda	2017	312,441	136,034	46,157	71,373	Nil	Nil	Nil	566,005
President and	2016	309,941	41,954	46,621	79,725	Nil	Nil	Nil	478,241
Chief Executive Officer	2015	265,039	Nil	66,651	70,640	Nil	Nil	Nil	402,330

Roger L. Smith	2017	267,444	88,133	32,925	50,913	Nil	Nil	10,698	450,113
Chief Financial Officer and	2016	265,301	27,421	33,255	56,869	Nil	Nil	10,612	393,458
Chief Administrative Officer	2015	257,235	Nil	60,434	39,685	Nil	Nil	10,289	367,643

Penne A. Goplerud	2017	240,446	78,997	29,601	45,773	Nil	Nil	9,618	404,435
General Counsel and	2016	238,520	25,369	29,899	51,128	Nil	Nil	9,541	354,457
Corporate Secretary	2015	231,268	Nil	54,333	35,678	Nil	Nil	9,251	330,530

Steven M. Hatten	2017	210,731	69,606	25,943	40,115	Nil	Nil	8,429	354,824
Vice President, Operations	2016	209,044	20,722	26,203	44,810	Nil	Nil	8,362	309,141
	2015	197,150	Nil	43,781	31,270	Nil	Nil	7,886	280,087

John W. Cash	2017	200,826	64,800	24,724	38,231	Nil	Nil	7,347	335,928
Vice President	2016	199,217	20,588	24,971	42,703	Nil	Nil	7,352	294,831
Regulatory Affairs	2015	187,621	Nil	42,223	29,799	Nil	Nil	7,386	267,030

(1)

Canadian dollar figures have been converted to U.S. dollar figures at the average exchange rate for 2017 of C$1.00 = US$0.7711367 for 2016 of C$1.00 = US$0.7555224, and for 2015 of C$1.00 = US$0.7835725 as quoted by Bank of Canada on its website www.bankofcanada.com.

(2)

Each of the NEOs (Messrs. Klenda, Smith, Hatten and Cash and Ms. Goplerud) has an employment agreement with the Company, as has been amended from time to time. See discussion under heading “Employment Agreements with Named Executive Officers” above and “Potential Payments Upon Termination or Change of Control – Employment Agreements with our Named Executive Officers” below.

(3)

Annual incentive plan awards are shown in the year paid. As described above, STIP awards are typically determined in the first calendar quarter based upon performance to corporate and personal objectives for the preceding year. The STIP awards for the Named Executive Officers for 2017, determined and approved by the Compensation Committee and Board of Directors in March 2018 and which will be paid in 2018, are as follows:  Mr. Klenda, $149,399; Mr. Smith, $90,722; Ms. Goplerud, $83,529; Mr. Hatten, $70,836; and Mr. Cash, $70,381.

(4)	The issuance of share-based and option-based awards in conjunction with the LTIP are shown in the year they were issued.
(5)

On March 11, 2015, each of the executive officers received a grant of RSUs in lieu of a cash STIP award for performance during 2014:  Mr. Klenda received 40,966 RSUs, Mr. Smith received 37,900 RSUs, Ms. Goplerud received 34,074 RSUs, Mr. Hatten received 25,850 RSUs, and Mr. Cash received 25,158 RSUs.

(6)

For additional information regarding the fair value of stock options and RSUs, as at December 31, 2017 (using the Company’s TSX closing stock price of C$0.86 on the last trading day of 2017), see Annual Report on Form 10-K, note 13 to Financial Statements, which has been filed with the SEC at http://www.sec.gov/edgar.shtml and with Canadian securities regulators, and is available at www.sedar.com.

(7)

Reflects only the Company’s matching contribution toward the executive’s 401(k) retirement account. Other aspects of compensation or perquisites are of a non-material value, and/or are provided to executive officers in the same fashion as all employees of the Company (e.g., healthcare, disability, and other insurances).

EQUITY INCENTIVE PLANS

The following table sets forth certain summary information concerning our equity compensation plans as at December 31, 2017. Directors, officers, employees, and consultants are eligible to participate in the Option Plan. Directors and employees, including executive officers, are eligible to participate in the RSU Plan.

	Number of Common Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (C$)	Number of Common Shares Remaining for Future Issuance (Excluding Common Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights)
Equity compensation plans approved by securityholders (1)	16,479,920	$ 0.70	639,424
Equity compensation plans not approved by security-holders	-	-	-

(1)	Our shareholders have approved both the Option Plan and the RSU Plan.
(2)	The exercise price represents the weighted exercise price of the 9,748,934 outstanding stock options at December 31, 2017.
(3)	The figure represents the Common Shares remaining available for issuance under the Option Plan and the RSU Plan as reserved with the TSX at December 31, 2017.
(4)	The warrants included represent only those which form a portion of compensation for our lender.

Stock Options and RSUs

We adopted the Ur-Energy Inc. Amended and Restated Stock Option Plan in 2005 in order to advance our interests by providing directors, officers, employees and consultants with a financial incentive tied to Ur-Energy’s long-term financial performance and continued service to or employment with us. Subsequently, we adopted the Ur-Energy Inc. Restricted Share Unit Plan, as thereafter amended, as part of our overall stock-based compensation plan. The RSU Plan allows participants to earn Common Shares over time, rather than options that give participants the right to purchase shares at a set price.

A total of up to 10% of Ur-Energy’s issued and outstanding Common Shares may be reserved for issuance pursuant to the Option Plan and the RSU Plan, in the aggregate. As of March 27, 2018, we have listed and reserved 11,207,058 Common Shares in the aggregate of which 9,439,732 Common Shares were reserved under the Option Plan, and 1,767,326 Common Shares were reserved under the RSU Plan. We allocate approximately 80% of those reserved shares to the Option Plan and 20% to the RSU Plan,  and award grants using a ratio of 4:1 Options to RSUs. The RSU Plan does not allocate more than five percent of the reserved Common Shares. Of those currently reserved, 9,271,947 options for Common Shares have been granted and are outstanding, as at March 27,  2018, or approximately 6.3% of our issued and outstanding Common Shares. There are 1,157,438 RSUs that have been granted and are outstanding as of March 27,  2018, or approximately 0.8% of our issued and outstanding Common Shares. The number of shares reserved is subject to adjustment if the Common Shares are subdivided, consolidated, converted or reclassified or the number of Common Shares varies as a result of a stock dividend or an increase or a reduction in our share capital. We do not permit the payment of dividends on unvested or redeemed equity awards of all types.  The run rate on the equity plans for the past three years is as follows:

	2017	2016	2015
Stock Option Plan	1.8%	2.2%	1.8%
Restricted Share Unit Plan	0.4%	0.5%	0.6%

As at March 27, 2018, the closing price of our Common Shares on the NYSE American LLC (“NYSE American”) was $0.59 and on the TSX was C$0.78.

Option Plan

Under the Option Plan, options may be granted to our directors, executive officers, eligible employees and consultants. As of March 27, 2018, there are approximately 20 employees and six non-executive directors who would be eligible to participate in the Option Plan. The Option Plan was most recently approved by shareholders, with an approval of 79%, on May 18, 2017.

The maximum number of Common Shares that may be reserved for issuance to any one person under the Option Plan is five percent of the number of Common Shares outstanding at the time of reservation. The options are personal and non-assignable. Option holders do not have any shareholder rights (and, specifically, shall not be entitled to dividends) with respect to options unless and until the options are exercised and stock certificates are issued in the name of the option holder. The exercise price for Common Shares subject to an option is determined by the Board of Directors at the time of grant and may not be less than the market price of the Common Shares at the time the option is granted. Market price at any date in respect of the Common Shares means the closing price of the Common Shares on the TSX (or, if the Common Shares are not then listed and posted for trading on the TSX, then on the recognized stock exchange on which such Common Shares are listed or posted or, if such Common Shares are not so listed on any recognized stock exchange, then on the over-the-counter market on which they are traded or posted as selected for such purpose by the Compensation Committee or, in accordance with Section 5.5 of the Option Plan) on the immediately preceding trading day.

Amendments to the Option Plan, approved by the shareholders in May 2017 (a) amended and extended the vesting period so that, going forward, options in a grant vest over a three-year period: one-third on the first anniversary, one-third on the second anniversary and one-third on the third anniversary of the grant; (b) confirmed that dividends, for all award types, shall not be payable on unvested options; (c) updated the Option Plan for compliance with applicable laws, including conformity with tax rules and requirements; and (d) made certain other housekeeping changes. The amendments did not request any increase in the percentage number of Common Shares available for issuance under the Option Plan, nor did the amendments change the term (five years) of the options. Prior to the amendments, options were exercisable as to 10% immediately on the date of grant; with an additional 22% becoming exercisable four and one-half months after the date of grant; 22% becoming exercisable nine months after the date of grant; 22% thirteen and one-half months after the date of grant; and, the balance of 24% exercisable eighteen months after the date of grant, subject to the right of the Board of Directors to determine at the time of a particular grant that such options will become exercisable on different dates.

Additionally, in no event shall more than five percent of the shares available for issuance under the Option Plan have a stated vesting/exercisability schedule of less than one year from the date of grant.

Options granted under the Option Plan are subject to early termination under certain circumstances, including (i) one year after the death of the option holder, (ii) three months after the option holder’s resignation or dismissal without cause as an employee or consultant, or (iii) immediately upon the option holder’s dismissal for cause as an employee. In each case, only options vested at the time of the event which gave rise to such early termination may be exercised by the option holder during such period. The Option Plan also provides that upon a change of control all options under the Option Plan vest immediately and are immediately exercisable.

The Option Plan and the terms of any outstanding option may be amended at any time by the Board subject to any required regulatory or shareholder approvals, provided that where such an amendment would prejudice the rights of an option holder under any outstanding option, the consent of the option holder is required to be obtained. Amendments requiring shareholder approval are those amendments set forth in the TSX Company Manual. Amendments that do not require shareholder approval are “housekeeping” amendments such as amendments to the Option Plan to comply with regulatory requirements, amendments related to the administration of the Option Plan and to change the eligibility requirements under the Option Plan and terms and conditions on which the options may be granted. The Option Plan may be suspended, terminated or discontinued in the sole discretion of the Board of Directors.

Stock options are generally treated as ordinary compensation income as and when Common Shares are issued to the participant upon exercise of the award, however, in the case of Incentive Stock Options, the options are taxable at long-term capital gains tax rates when the issued Common Shares are sold so long as certain conditions are met. If the participant is an employee, the income may be subject to withholding for income and employment tax purposes. The Company is generally entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant, subject to possible limitations imposed by the IRS Code, including Section 162(m). Please note that the foregoing description is based upon U.S. federal income tax laws in effect on the date of this Circular and does not purport to be complete, and does not discuss state, local or non-U.S. tax consequences.

RSU Plan

The RSU Plan was adopted by the Board of Directors on May 7, 2010 and was approved in its entirety most recently by our shareholders on May 5, 2016 with an approval of 67%. Certain amendments to the RSU Plan were approved and ratified by our shareholders on May 28, 2015, with an approval of 94%.

Under the RSU Plan restricted share units may be granted to directors and employees, including executive officers, of Ur‑Energy as possible eligible participants. The Board of Directors has appointed the Compensation Committee to determine which persons are entitled to participate in the RSU Plan and the number of RSUs to be awarded to each participant. The RSU Plan does not limit the participation of any specific eligible participant including insiders. RSUs awarded to participants are credited to a notional account that is established on their behalf and maintained in accordance with the RSU Plan. Each RSU awarded conditionally entitles the participant to the delivery of one Common Share (or cash in lieu of such share at the Compensation Committee’s discretion) upon attainment of the RSU vesting period. Subsequent to the 2015 amendments, grants of RSUs vest 100% on the two-year anniversary of the date of the grant. Prior to the 2015 amendments, RSUs awarded to participants vest over a two-year period: 50% vest on the first anniversary and 50% vest on the second anniversary of the date of grant. The last of the RSUs awarded under the earlier redemption plan were redeemed in early 2017.

The RSU Plan permits us to either redeem RSUs for cash or issue Common Shares from treasury in order to satisfy all or any portion of a vested RSU award. If redeemed for cash, RSUs will be redeemed for an amount equal to fair market value which means the closing price of the Common Shares on the TSX on the business day immediately prior to the redemption date, or if the shares are not listed on the TSX, then on such other stock exchange or quotation system as may be selected by the Compensation Committee, provided that, if the Common Shares are not listed or quoted on any other stock exchange or quotation system, then the fair market value will be the value determined by the Compensation Committee in its sole discretion acting in good faith. In the event of a change of control, as defined in the RSU Plan, we are required to redeem 100% of the RSUs granted to participants. In the event of an involuntary termination of an employee, other than for cause, or a director who is not re-elected, we are required to redeem the RSUs for cash. Rights respecting RSUs shall not be transferable or assignable other than by will.

The Board may from time to time amend or suspend the RSU Plan and may at any time terminate the RSU Plan. No such amendment, suspension or termination shall adversely affect the rights of any eligible person with respect to outstanding and unredeemed RSUs credited to that person without that RSU holder’s consent. Amendments requiring shareholder approval are those amendments set forth in the TSX Company Manual. Amendments that do not require shareholder approval are “housekeeping” amendments such as amendments to the RSU Plan to comply with regulatory requirements, amendments related to the administration of the RSU Plan and to change the eligibility requirements under the RSU Plan and terms and conditions on which the RSUs may be granted.

RSUs are generally treated as ordinary compensation income as and when Common Shares are issued to the participant upon vesting or settlement of the award. If the participant is an employee, this income is subject to withholding for income and employment tax purposes. The Company is generally entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant, subject to possible limitations imposed by the IRS Code, including Section 162(m). Please note that the foregoing description is based upon U.S. federal income tax laws in effect on the date of this Circular and does not purport to be complete, and does not discuss state, local or non-U.S. tax consequences.

GRANTS OF PLAN-BASED AWARDS TO NAMED EXECUTIVE OFFICERS

The following table sets forth information concerning option-based and share-based awards granted to each of the Named Executive Officers during the year ended December 31, 2017.

		Estimated future payouts under non-equity incentive plan awards			Estimated future payouts under equity incentive plan awards
Name	Grant date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)	All other stock awards: Number of shares of stock or units (#)	All other option awards: Number of securities underlying options (#)	Exercise of base price of option awards (C$/Sh)	Grant date fair value of stock and option awards (US$)

Jeffrey T. Klenda	12/15/17	Nil	Nil	Nil	Nil	Nil	Nil	Nil	239,422	0.90	72,119
	12/15/17	Nil	Nil	Nil	Nil	Nil	Nil	84,530	Nil	Nil	41,976
Roger L. Smith	12/15/17	Nil	Nil	Nil	Nil	Nil	Nil	Nil	170,788	0.90	51,445
	12/15/17	Nil	Nil	Nil	Nil	Nil	Nil	60,296	Nil	Nil	29,942
Penne A. Goplerud	12/15/17	Nil	Nil	Nil	Nil	Nil	Nil	Nil	153,546	0.90	46,251
	12/15/17	Nil	Nil	Nil	Nil	Nil	Nil	54,210	Nil	Nil	26,919
Steven M. Hatten	12/15/17	Nil	Nil	Nil	Nil	Nil	Nil	Nil	134,566	0.90	40,534
	12/15/17	Nil	Nil	Nil	Nil	Nil	Nil	47,510	Nil	Nil	23,593
John W. Cash	12/15/17	Nil	Nil	Nil	Nil	Nil	Nil	Nil	128,246	0.90	38,632
	12/15/17	Nil	Nil	Nil	Nil	Nil	Nil	45,276	Nil	Nil	22,485

(1)

These amounts represent grants made pursuant to the RSU Plan. RSUs awarded to participants following the approval and ratification of the 2015 amendments to the RSU Plan will be redeemed 100% on the second anniversary of the date of grant.

(2)

These amounts represent grants made pursuant to the Option Plan. Options granted following the 2017 amendments, as was the case with the grants made to the NEOs in December 2017, vest and become exercisable over a three-year period: one-third on the first anniversary, one-third on the second anniversary and one-third on the third anniversary of the grant the date of grant. The term of the option is five years.

Outstanding Equity Awards at December 31, 2017

The following table sets forth information concerning the value vested or earned in respect of incentive plan awards during the year ended December 31, 2017 by each of the Named Executive Officers.

	Option-based Awards					Share-based Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: number of securities underlying unexercised options (#)	Option exercise price (C$)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested (US$)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)

Jeffrey T. Klenda	57,249	Nil	Nil	0.77	4/25/18	Nil	Nil	Nil	Nil
	88,302	Nil	Nil	1.20	12/27/18	Nil	Nil	Nil	Nil
	80,354	Nil	Nil	1.02	12/12/19	Nil	Nil	Nil	Nil
	70,762	Nil	Nil	0.86	8/17/20	Nil	Nil	Nil	Nil
	199,340	Nil	Nil	0.80	12/11/20	Nil	Nil	Nil	Nil
	182,584	155,534	Nil	0.73	12/16/21	Nil	Nil	Nil	Nil
	Nil	239,422	Nil	0.90	12/15/22	Nil	Nil	Nil	Nil
	Nil	Nil	Nil	Nil	Nil	84,530	67,381	Nil	Nil
	Nil	Nil	Nil	Nil	Nil	59,856	47,713	Nil	Nil
Roger L. Smith	50,403	Nil	Nil	0.77	4/25/18	Nil	Nil	Nil	Nil
	77,744	Nil	Nil	1.20	12/27/18	Nil	Nil	Nil	Nil
	70,746	Nil	Nil	1.02	12/12/19	Nil	Nil	Nil	Nil
	62,302	Nil	Nil	0.86	8/17/20	Nil	Nil	Nil	Nil
	87,462	Nil	Nil	0.80	12/11/20	Nil	Nil	Nil	Nil
	130,239	110,945	Nil	0.73	12/16/21	Nil	Nil	Nil	Nil
	Nil	170,788	Nil	0.90	12/15/22	Nil	Nil	Nil	Nil
	Nil	Nil	Nil	Nil	Nil	60,296	48,064	Nil	Nil
	Nil	Nil	Nil	Nil	Nil	42,696	34,034	Nil	Nil
Penne A. Goplerud	45,315	Nil	Nil	0.77	4/25/18	Nil	Nil	Nil	Nil
	69,896	Nil	Nil	1.20	12/27/18	Nil	Nil	Nil	Nil
	63,606	Nil	Nil	1.02	12/12/19	Nil	Nil	Nil	Nil
	56,012	Nil	Nil	0.86	8/17/20	Nil	Nil	Nil	Nil
	78,632	Nil	Nil	0.80	12/11/20	Nil	Nil	Nil	Nil
	117,091	99,745	Nil	0.73	12/16/21	Nil	Nil	Nil	Nil
	Nil	153,546	Nil	0.90	12/15/22	Nil	Nil	Nil	Nil
	Nil	Nil	Nil	Nil	Nil	54,210	43,212	Nil	Nil
	Nil	Nil	Nil	Nil	Nil	38,386	30,599	Nil	Nil
Steven M. Hatten	36,125	Nil	Nil	0.77	4/25/18	Nil	Nil	Nil	Nil
	55,720	Nil	Nil	1.20	12/27/18	Nil	Nil	Nil	Nil
	50,704	Nil	Nil	1.02	12/12/19	Nil	Nil	Nil	Nil
	49,090	Nil	Nil	0.86	8/17/20	Nil	Nil	Nil	Nil
	68,916	Nil	Nil	0.80	12/11/20	Nil	Nil	Nil	Nil
	102,622	87,418	Nil	0.73	12/16/21	Nil	Nil	Nil	Nil
	Nil	134,566	Nil	0.90	12/15/22	Nil	Nil	Nil	Nil
	Nil	Nil	Nil	Nil	Nil	47,510	37,872	Nil	Nil
	Nil	Nil	Nil	Nil	Nil	33,642	26,817	Nil	Nil
John W. Cash	34,257	Nil	Nil	0.77	4/25/18	Nil	Nil	Nil	Nil
	52,840	Nil	Nil	1.20	12/27/18	Nil	Nil	Nil	Nil
	48,084	Nil	Nil	1.02	12/12/19	Nil	Nil	Nil	Nil
	46,782	Nil	Nil	0.86	8/17/20	Nil	Nil	Nil	Nil
	65,676	Nil	Nil	0.80	12/11/20	Nil	Nil	Nil	Nil
	97,797	83,309	Nil	0.73	12/16/21	Nil	Nil	Nil	Nil
	Nil	128,246	Nil	0.90	12/15/22	Nil	Nil	Nil	Nil
	Nil	Nil	Nil	Nil	Nil	45,276	36,091	Nil	Nil
	Nil	Nil	Nil	Nil	Nil	32,062	25,558	Nil	Nil

OPTION EXERCISES AND STOCK VESTED

The following table sets forth the value realized on options exercise and stock awards vested for the Named Executive Officers for the year ended December 31, 2017.

	Option awards		Stock awards
Name	Number of shares acquired on exercise ($)	Value realized on exercise ($)	Number of shares acquired on vesting (#)	Value realized on vesting ($)
Jeffrey T. Klenda	Nil	Nil	63,009	41,480
Roger L. Smith	Nil	Nil	56,392	37,171
Penne A. Goplerud	Nil	Nil	50,699	33,418
Steven M. Hatten	Nil	Nil	42,425	27,863
John W. Cash	Nil	Nil	40,693	26,740

The following table sets forth information concerning the value vested or earned in respect of incentive plan awards during the financial year ended December 31, 2017 by each of our Named Executive Officers.

Incentive Plan Awards - Value Vested or Earned During the Financial Year Ended December 31, 2017
	Option based awards		Share based awards		Non-equity incentive plan compensation
Name	Number of securities underlying options vested ($)	Value vested during the year ($)	Number of shares or units of shares vested (#)	Value vested during the year ($)	Value earned during the year ($)
Jeffrey T. Klenda	257,451	63,522	63,009	41,480	136,034
Roger L. Smith	161,306	39,754	56,392	37,171	88,133
Penne A. Goplerud	145,021	35,740	50,699	33,418	78,997
Steven M. Hatten	127,101	31,324	42,425	27,863	69,606
John W. Cash	121,125	29,851	40,693	26,740	64,800

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

Employment Agreements with our Named Executive Officers

As set forth above, our Named Executive Officers have employment agreements with the Company, as have been amended from time to time. Relevant to potential payments to be made upon termination without cause or change of control, the agreements provide that the executive officer is entitled to certain amounts, based upon the then-current salary of the executive. These employment agreements, as well as the equity compensation plans of the Company (Option Plan and RSU Plan), specify the obligations of the Company to the executive officers in the event of termination or change of control. These are set forth below.

Equity Award Provisions

Upon separation of employment of our executive officers, including under circumstances of termination without cause or change of control, the Option Plan and RSU Plan govern the treatment of outstanding equity compensation in the form of vested stock options and RSUs not yet redeemed. All vested options of Designated Officers (all of our current executive officers, as defined by the plan and resolution of our Board) will expire on the expiration date identified at the time of the grant of the option, and all unvested options will expire upon termination.

The RSU Plan provides that the RSUs of an employee who is an eligible person who is involuntarily terminated without cause, shall be redeemed for cash at a fair market value on the redemption/termination date. In the event of a change of control, as defined in the RSU Plan, all of the RSUs granted and outstanding will be redeemed as soon as reasonably practical and not later than 30 days following the redemption date associated with the change of control.

The RSU Plan provides for redemption, instead of cancellation, of outstanding RSUs at the date of redemption for retiring directors and executive officers, which is defined as a threshold of combined service and age of 65 years, and a minimum of five years of service to the Company.

Change of Control and Termination Benefits Tables

Each of our Named Executive Officers has entered into an employment agreement that provides for certain payments if the executive’s employment is terminated in connection with a change of control. In addition, upon the occurrence of a change of control, all of the executive officer’s unvested options and RSUs will vest. The table below shows the amounts that would be payable or vest assuming that a change of control occurred on December 31, 2017 and that such executive officer’s employment terminated on that date. The Compensation Committee has established a policy that the Company will not enter into an employment agreement with any new executive officer that includes a single-trigger severance arrangement.

	Cash	Equity	Pension /NQDC	Perquisites/ benefits	Tax reimbursement	Other	Total
Name	($)(1)	($)(2)	($)	($)	($)	($)	($)
Jeffrey T. Klenda	638,456	147,660	Nil	Nil	Nil	Nil	786,116
Roger L. Smith	546,520	103,396	Nil	Nil	Nil	Nil	649,916
Penne A. Goplerud	368,511	92,960	Nil	Nil	Nil	Nil	461,471
Steven M. Hatten	322,959	81,214	Nil	Nil	Nil	Nil	404,173
John W. Cash	307,788	77,384	Nil	Nil	Nil	Nil	385,172

(1)

Pursuant to their respective employment agreements, Messrs. Klenda and Smith are entitled to payment of an amount equal to two-years’ salary based upon their then-current salary; and Ms. Goplerud and Messrs. Hatten and Cash are entitled to payment of an amount equal to one and one-half years’ salary, based upon their then-current salary.

(2)

These amounts represent equity values based upon the closing price of our Common Shares on the TSX on the last trading day of 2017 (C$0.86) Klenda (stock options: $0 RSUs: $147,660); Smith (stock options: $0; RSUs $103,396); Goplerud (stock options: $0; RSUs: $92,960); Hatten (stock options: $0; RSUs: $81,214); and Cash (stock options: $0; RSUs: $77,384).

Additionally, the following summarizes the compensation or other benefits which would be owed and paid to our executive officers if employment is terminated for the specified reasons. We believe that these terms are fair, and are competitive with the market and our peer group, based upon industry and geographical practices.

Type of Termination	Severance Payment(1)(2)	STIP Bonus	Stock Options	RSUs

Resignation or Retirement	CEO will receive two-year salary payment, based on current salary, per agreement • • Other executive officers, no severance payment	Pro rata entitlement to discretionary bonus, per agreement	Unvested options are cancelled; vested options expire at date on option for current executive officers (as a “Designated Officer” per Section 6.7 of Plan)

RSUs are cancelled unless retirement provision is satisfied; RSUs will be carried with the executive until redemption, if the executive  has combined service and age of 65 years, and a minimum of five years of service to the Company

Termination without cause	CEO and CFO: two-year salary payment, based upon current salary • • Other executive officers (as at 2017) 1.5-year salary payment, based upon current salary	Pro rata entitlement to discretionary bonus, per agreement	Unvested options are cancelled; vested options expire at date on option for current executive officers (as a “Designated Officer” per Section 6.7 of Plan)	Outstanding RSUs are redeemed for cash at fair market value, as defined in the Plan

Termination for cause	None	Possible pro rata share entitlement	None	None

Change of control (and/or termination within 24 months of a change of control)	CEO and CFO: two-year salary payment, based upon current salary • • Other executive officers (as at 2017) 1.5-year salary payment, based upon current salary	Pro rata entitlement to discretionary bonus, per agreement	All options become fully vested and exercisable	Outstanding RSUs are redeemed for cash at fair market value, as defined in the Plan

Death	CEO will receive two-year salary payment, based on current salary, per agreement • • Other executive officers, no severance payment	Pro rata entitlement to discretionary bonus, per agreement	Unvested options are cancelled; vested options expire at the earlier of expiry at date on option or one year from the date of death (with discretion of Board as per Section 6.3(b) of Plan to extend)	RSUs are redeemed (Section 3.2 of Plan); date of death is redemption date

(1)

Currently, Mr. Klenda, our CEO, is entitled to a salary of $309,941 per year (two years base salary is a total of $619,882). Current salaries of our CFO, Mr. Smith, and our other Named Executive Officers, and their severance entitlements, are as follows: Mr. Smith: annual salary $265,301 (two years base salary $530,602); Ms. Goplerud: annual salary $238,520 (18 months base salary $357,780); Mr. Hatten: annual salary $209,045 (18 months base salary $313,568); Mr. Cash: annual salary $199,217 (18 months base salary $298,826).

(2)	Accrued paid time off is paid to the executive officer at the time of termination, according to Company policy and applicable law.

COMPENSATION OF DIRECTORS

Our non-executive directors have been paid a cash retainer of C$24,000 annually  (see discussion below). Meeting fees were as follows: meeting fees for board meeting attendance is set at $1,000; committee meeting attendance is compensated at $500 per Audit Committee meeting and $250 per meeting for other committees. In addition, working time spent for committee participation, not including attendance at regular meetings, is compensated at the rate of $250/half day and $500/full day to be monitored by the Compensation Committee and reported to the Board of Directors. Currently, directors serving as a chair of the standing committees of our Board do not receive additional compensation for that service.

Since a third-party consultant conducted a review the compensation of the non-executive directors in 2014, all reviews of non-executive director compensation have been conducted internally, utilizing Equilar and other available comparable data for consideration by the Compensation Committee. Results consistently indicate that the Company’s non-executive director base cash and equity-based compensation remained generally within a range of the median of the comparator group, if at the lower end of the range, particularly because the Company does not provide an additional retainer amount for committee chair positions, or compensation for those and other leadership roles. Committee meeting fees were also slightly below the market median of the comparator group. In 2017 we undertook a review of the compensation of the non-executive directors utilizing our Equilar data subscription. The review compared such compensation with that of the Company’s peer group (see 2017 peer group set forth above under the heading “2017 Review of Compensation Program”).  While overall per-board member compensation falls below the range of median director compensation and has fallen slightly in relation to the comparator group, the Compensation Committee has continued to recommend against any action being taken; however, in December 2017, recognizing that the majority of non-executive directors are U.S. based, the Compensation Committee recommended the annual cash retainer be paid in U.S. dollars. The Board of Directors agreed with the Compensation Committee’s recommendation. Beyond the currency modification, no action has been taken to provide for a retainer amount for the work of our independent Lead Director, appointed as such in December 2014 (see discussion under the heading “Leadership Structure and Board’s Role in Risk Oversight” below).

In addition to other compensation received by our directors, a 2008 resolution provides that non-executive directors participating on ad hoc or special committees of the Board of Directors, which may be constituted from time to time, are entitled to additional director fees, to be determined in accordance with additional duties and requirements requested of those individuals from time to time. There currently are no such ad hoc or special committees of the Board of Directors.

Name	Fees earned (C$)	Share-based awards (C$)	Option-based awards (C$)	Non-equity incentive plan compensation (C$)	Pension value (C$)	All other compensation (C$)	Total (C$)

W. William Boberg (1)	32,500	27,000	46,389	Nil	Nil	Nil	105,889
James M. Franklin (2)	37,750	27,000	46,389	Nil	Nil	Nil	111,139
Gary C. Huber (3)	35,500	27,000	46,389	Nil	Nil	Nil	108,889
Paul Macdonell (4)	37,000	27,000	46,389	Nil	Nil	Nil	110,389
Thomas H. Parker (5)	38,250	27,000	46,389	Nil	Nil	Nil	111,639
Kathy E. Walker (6)	10,250	27,000	109,776	Nil	Nil	Nil	147,026

(1)

Mr. Boberg received options for 120,000 Common Shares on December 15,  2017 at an exercise price of C$0.90. These options expire on December 15, 2022. Mr. Boberg received a grant of 30,000 RSUs on December 15,  2017.

(2)

Dr. Franklin received options for 120,000 Common Shares on December 15,  2017 at an exercise price of C$0.90. These options expire on December 15, 2022. Dr. Franklin received a grant of 30,000 RSUs on December 15,  2017.

(3)

Dr. Huber received options for 120,000 Common Shares on December 15,  2017 at an exercise price of C$0.90. These options expire on December 15, 2022. Dr. Huber received a grant of 30,000 RSUs on December 15,  2017.

(4)

Mr. Macdonell received options for 120,000 Common Shares on December 15,  2017 at an exercise price of C$0.90. These options expire on December 15, 2022. Mr. Macdonell received a grant of 30,000 RSUs on December 15,  2017.

(5)

Mr. Parker received options for 120,000 Common Shares on December 15,  2017 at an exercise price of C$0.90. These options expire on December 15, 2022. Mr. Parker received a grant of 30,000 RSUs on December 15,  2017.

(6)

Ms. Walker received options for 120,000 Common Shares on December 15, 2017 at an exercise price of C$0.90.  These options expire on December 15, 2022. Ms. Walker received a grant of 30,000 RSUs on December 15, 2017. Upon her appointment to the Board, Ms. Walker also received options for 200,000 Common Shares on September 7, 2017 at an exercise price of C$0.73.

Share Ownership Guidelines for Directors

Our non-executive directors also are encouraged to have a significant long-term financial interest in the Company. In 2009, the Compensation Committee recommended, and Board of Directors adopted, a resolution requiring mandatory minimum share ownership by the non-executive directors to encourage the alignment of their interests with those of our shareholders. Thereafter, non-executive directors were required to invest an amount equal to the non-executive director’s annual retainer in shares or securities redeemable into shares on or before the later of (i) December 31, 2013, (ii) the fifth anniversary of the non-executive director’s election or appointment, or (iii) the fifth anniversary of the most recent annual retainer increase. The retainer amount was to be calculated using the amount of the annual retainer at the later of (i) January 1, 2009, (ii) the date of the non-executive director’s election or appointment, or (iii) the date of the most recent annual retainer increase.

As discussed above under the heading “Share Ownership Guidelines,” in February 2012 the Compensation Committee recommended, and the Board of Directors approved, Share Ownership Guidelines which provide greater detail concerning these ownership requirements. Additionally, the Board approved a recommendation that the share ownership requirement be adjusted with respect to the non-executive directors, to require each to acquire and own three times their annual retainer

(current retainer, US$24,000). All non-executive directors meet the Share Ownership Guidelines or are on-track to meet the Share Ownership Guidelines within the prescribed timeframes.

The following table sets forth information concerning the option-based and share-based awards granted by Ur-Energy to each of the non-executive directors outstanding as of December 31, 2017:
	Option-based Awards				Share-based Awards
	Number of securities underlying unexercised options	Option exercise price	Option expiration	Value of unexercised in-the- money options	Number of shares or units of shares that have not vested	Market or payout value of share-based awards that have not vested
Name	(#)	(C$)	date	($)	(#)	($)
W. William Boberg	31,918	0.77	25-Apr-2018	2,290	Nil	Nil
	46,829	1.20	27-Dec-2018	Nil	Nil	Nil
	42,000	1.02	12-Dec-2019	Nil	Nil	Nil
	29,690	0.86	17-Aug-2020	Nil	Nil	Nil
	56,470	0.80	11-Dec-2020	2,701	Nil	Nil
	128,000	0.73	16-Dec-2021	13,264	Nil	Nil
	120,000	0.90	15-Dec-2022	Nil	Nil	Nil
	Nil	Nil	Nil	Nil	32,000	21,937
	Nil	Nil	Nil	Nil	30,000	20,566
James M. Franklin	31,918	0.77	25-Apr-2018	2,290	Nil	Nil
	46,829	1.20	27-Dec-2018	Nil	Nil	Nil
	42,000	1.02	12-Dec-2019	Nil	Nil	Nil
	29,690	0.86	17-Aug-2020	Nil	Nil	Nil
	56,470	0.80	11-Dec-2020	2,701	Nil	Nil
	128,000	0.73	16-Dec-2021	13,264	Nil	Nil
	120,000	0.90	15-Dec-2022	Nil	Nil	Nil
	Nil	Nil	Nil	Nil	32,000	21,937
	Nil	Nil	Nil	Nil	30,000	20,566
Gary C. Huber	200,000	1.14	29-May-2020	Nil	Nil	Nil
	29,690	0.86	17-Aug-2020	Nil	Nil	Nil
	56,470	0.80	11-Dec-2020	2,701	Nil	Nil
	128,000	0.73	16-Dec-2021	13,264	Nil	Nil
	120,000	0.90	15-Dec-2022	Nil	Nil	Nil
	Nil	Nil	Nil	Nil	32,000	21,937
	Nil	Nil	Nil	Nil	30,000	20,566
Paul Macdonell	31,918	0.77	25-Apr-2018	2,290	Nil	Nil
	46,829	1.20	27-Dec-2018	Nil	Nil	Nil
	42,000	1.02	12-Dec-2019	Nil	Nil	Nil
	29,690	0.86	17-Aug-2020	Nil	Nil	Nil
	56,470	0.80	11-Dec-2020	2,701	Nil	Nil
	128,000	0.73	16-Dec-2021	13,264	Nil	Nil
	120,000	0.90	15-Dec-2022	Nil	Nil	Nil
	Nil	Nil	Nil	Nil	32,000	21,937
	Nil	Nil	Nil	Nil	30,000	20,566
Thomas H. Parker	31,918	0.77	25-Apr-2018	2,290	Nil	Nil
	46,829	1.20	27-Dec-2018	Nil	Nil	Nil
	42,000	1.02	12-Dec-2019	Nil	Nil	Nil
	29,690	0.86	17-Aug-2020	Nil	Nil	Nil
	56,470	0.80	11-Dec-2020	2,701	Nil	Nil
	128,000	0.73	16-Dec-2021	13,264	Nil	Nil
	120,000	0.90	15-Dec-2022	Nil	Nil	Nil
	Nil	Nil	Nil	Nil	32,000	21,937
	Nil	Nil	Nil	Nil	30,000	20,566
Kathy E. Walker	200,000	0.73	07-Sep-2022	20,725	Nil	Nil
	120,000	0.90	15-Dec-2022	Nil	Nil	Nil
	Nil	Nil	Nil	Nil	30,000	20,566

The non-executive directors are eligible to receive grants of options and RSUs at the discretion of the Board of Directors, and did so in 2017 as indicated in the following table:

Incentive Plan Awards - Value Vested or Earned During the
Financial Year Ended December 31, 2017
	Option-based Awards		Share-based Awards		Non-equity incentive plan compensation
Name	Number of Securities Underlying Options Vested (#)	Value vested during the year ($)	Number of Shares or Units of Shares Vested (#)	Value vested during the year ($)	Value earned during the year ($)

W. William Boberg	89,422	21,540	16,354	13,960	Nil
James M. Franklin	89,422	21,540	16,354	13,960	Nil
Gary C. Huber	89,422	21,540	16,354	13,960	Nil
Paul Macdonell	89,422	21,540	16,354	13,960	Nil
Thomas H. Parker	89,422	21,540	16,354	13,960	Nil
Kathy E. Walker	Nil	Nil	Nil	Nil	Nil

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Report of the Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report.

Report of the Compensation Committee

To the Board of Directors of Ur-Energy Inc.:

The Compensation Committee hereby reports to the Board of Directors that, in connection with the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, we have:

•	reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of SEC Regulation S-K; and

•

based on such review and discussion, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Annual Report on Form 10-K for the year ended December 31, 2017.

Respectfully submitted,

The Compensation Committee of Ur-Energy Inc.

Gary C. Huber, Chair

Paul Macdonell

James M. Franklin

Thomas Parker

PAY RATIO OF CHIEF EXECUTIVE OFFICER COMPENSATION TO

MEDIAN EMPLOYEE COMPENSATION

We have determined that 2017 annual total compensation of the estimated median compensated employee who was employed as of October 7, 2017, excluding the CEO, Jeffrey Klenda, was $80,721. Mr. Klenda’s annual total compensation for 2017 was $566,005. Mr. Klenda’s annual total compensation is seven times (or a ratio of 7:1) that of the estimated median compensated Ur-Energy employee. This pay ratio is a reasonable estimate calculated in accordance with SEC rules based on our payroll and employment records and the methodology described here.

Our calculations included all employees of Ur-Energy USA Inc. and Lost Creek ISR, LLC, our two subsidiaries with employees, which at October 7, 2017 numbered 51 collectively (excluding Mr. Klenda). We do not typically employ temporary or seasonal employees and did not at that date. To identify the median compensated employee, we used a consistently applied compensation measure (“CACM”); in our case this has been defined as base salary (including overtime) and other cash incentives, including the short-term bonus, which provides a reasonable estimate of compensation received. We did not include the value of our health and welfare benefits, as those are benefits programs for which all our employees, including the CEO, are eligible. We undertook to annualize the data of new 2017 hires, including certain reasonable assumptions as to short-term incentive bonus calculations. We did not make adjustments for part-time status. We have no employees outside the U.S. and, therefore, there are no currency exchange rate issues contemplated in our calculations.

Our practices seek to ensure a compensation program which is fair, equitable, compliant and which aligns with our overall business objectives. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, exclusions, and assumptions that reflect their compensation practices. As such, the figures and ultimately the pay ratio reported above may not be comparable to the calculations and pay ratio reported by other companies, even those in a related industry or of a similar size and scope. Other companies may have different employment practices, regional demographics or may utilize different methodologies and assumptions in calculating their pay ratios.

REPORT OF THE AUDIT COMMITTEE

To the Board of Directors of Ur-Energy Inc.:

Management is responsible for our internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of our financial statements in accordance with U.S. generally accepted accounting principles (“US GAAP”) and the standards of the Public Company Accounting Oversight Board (“PCAOB”) and to issue an opinion on our financial statements. Our responsibility is to monitor and oversee those processes. We hereby report to the Board of Directors that, in connection with the financial statements for the year ended December 31, 2017, we have:

•	reviewed and discussed the audited consolidated financial statements with management and the independent accountants;

•	discussed with the independent accountants the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU section 380), as modified by SAS 89 and SAS 90; and

•

received the written disclosures and the letter from the independent accountants required by PCAOB Rule 3526, as may be modified or supplemented, and discussed with the independent accountants the accountants’ independence.

Based on the discussions and our review described above, we recommended to the Board of Directors that the audited financial statements for the year ended December 31, 2017 be included in the Company’s Annual Report on Form 10‑K for the year ended December 31, 2017.

Respectfully submitted,

The Audit Committee of Ur-Energy Inc.

Thomas Parker, Chair

James M. Franklin

Paul Macdonell

Gary C. Huber

STATEMENT OF CORPORATE GOVERNANCE PRACTICES

Introduction

The Board of Directors believes that effective corporate governance contributes to improved corporate performance and enhanced shareholder value. The Board of Directors has reviewed the corporate governance best practices identified in National Policy 58‑201 Corporate Governance Guidelines and National Instrument 58-101 Disclosure of Corporate Governance Practices (collectively, the “CSA Guidelines”). The Board of Directors is committed to ensuring that the Company follows best practices and continues to develop and enhance such practices.

Board Mandate

The responsibility of the Board of Directors is to supervise the management of the business and affairs of the Company in accordance with the best interests of the Company and its shareholders. Our Board of Directors establishes overall policies and standards for the Company, and is engaged in company-wide risk management oversight. When premised upon a reasonable basis, the directors are entitled to rely upon management and the advice of the Company’s outside advisors and auditors. The Board also delegates certain responsibilities to its standing committees, based upon the approved charters of each, which are reviewed on a regular basis.

The Board of Directors does not currently have a written mandate or a written description for the Chairman of the Board or the Chief Executive Officer. In discharging its responsibility, the Board of Directors routinely reviews the performance and responsibilities of the Chief Executive Office. Further, the Board of Directors oversees and reviews the development and implementation of the following significant corporate plans and initiatives:

•	the identification of the principal risks to the Company’s business and the implementation of systems to manage these risks, whether financial, operational, environmental, safety-related or otherwise;
•	the Company’s strategic planning and budgeting process;
•

succession planning and determination of relative strengths of existing management including the needs to ensure sufficient depth of management, including appointing, developing and monitoring senior management of the Company;

•	shareholder communications, as well as public communications policies and continuous disclosure record of the Company;
•	analysis and approval of significant acquisitions and dispositions of mineral properties or other Company assets; and
•	monitoring the integrity of the Company’s internal controls and management information systems.

When needed, the Board of Directors recruits possible directors from contacts within the mining industry or other strategic areas that will complement the knowledge and depth of the Board. Currently, the Board of Directors has determined that seven directors is an appropriate number of directors to oversee and provide guidance to management on the business and affairs of the Company, which is accomplished with the existing members of the Board. However, the Board continues to evaluate its size in conjunction with the further development of our operations and possible growth or other strategic decisions of the Company.

New directors who join the Board of Directors are provided with the opportunity to meet with the other directors prior to joining the Board of Directors,  as Ms. Walker did in 2017. Upon joining the Board, a basic orientation of the Company, the Board of Directors, and the committees of the Board is provided to a new director. All material relationships and agreements, technical reports, and recent continuous disclosure filings are provided and reviewed. In addition, new Directors have the opportunity to attend Committee meetings by invitation and to meet with management of the Company to have a better understanding of the business of the Company and its operations.

Directors are encouraged to participate in corporate governance, executive and director compensation and other education courses that will assist them in their role as directors of the Company or on various committees.  To further its Board education and governance programs, the Board has become a member of the National Association of Corporate Directors (“NACD”) early in 2018. Informed by more than 35 years of experience, NACD is a recognized authority focused on advancing exemplary board leadership and establishing leading boardroom practices. NACD provides director education programs, national peer exchange forums, and proprietary research to promote director professionalism, all to benefit its member companies and to enhance the stakeholder confidence. Additionally, our Corporate Secretary maintains her membership in the NYSE Governance Services Board Leadership Program, and makes use of its resources for the benefit of the Company and its Board.

Throughout the year, directors were provided with educational reading materials and regulatory and legal updates on several topics germane to the responsibilities of the Board and standing committees, including cyber and data security, key accounting considerations, risk assessment, corporate governance and disclosure of corporate governance practices, executive and directors compensation, and Canadian and U.S. securities law and other legal developments (including the implementation of Canadian Extractive Sector Transparency Measures Act (ESTMA) and first filings thereunder, and proposed rulemaking to rescind and replace U.S. Industry Guide 7). As well, updates were provided to the Board with respect to issues affecting our operations and the further development of our business (e.g., Wyoming’s status as an “agreement state” under the Atomic Energy Act; EPA rulemakings and withdrawals of same; and petitions related to endangered species designation) and the development of the Section 232 trade petition. Additionally, our Board members are knowledgeable about our business, and the nuclear industry as well as uranium mining and are provided with routine market and industry updates. These updates and routine access to our management permit all directors to remain aware of important developments and issues in the context of our business.

Board Composition – Including Tenure and Outlook on Set Retirement Age

The Board of Directors is composed of seven directors. Upon the recommendation of the Corporate Governance and Nominating Committee, the Board of Directors has nominated all current directors:  Jeffrey T. Klenda, James M. Franklin, W. William Boberg, Thomas H. Parker, Gary C. Huber, Kathy E. Walker and Rob Chang. All directors are elected annually. The Corporate Governance and Nominating Committee regularly reviews the profile of the Board members, including the average age and tenure. The Committee has not established a retirement age for the members of the Board, nor a limitation of term of service. These restrictions are considered from time to time by the Committee, including most recently in December 2017.

The Committee prefers that directors, without regard to their age, are rigorously evaluated on their attendance and contributions to the business of the Board and Company. This scrutiny arises, at least, in annual reviews and assessments of the Board constitution as well as the composition of each standing committee of the Board. Moreover, our industry and specifically our operations are highly technical and the Board considers it critical to retain the knowledge base on our Board while we continue to refine and advance the operations at our first and flagship project at Lost Creek and plan for the further development and permitting of Shirley Basin. With the addition of Ms. Walker and Mr. Chang to our Board, we also now have additional finance, business and energy sector experience to assist us with strategic planning.

Four of our seven directors, Drs. Franklin and Huber, and Messrs. Parker and Boberg have professional and technical expertise in geology, engineering and mining operations. For more than a decade, Dr. Franklin has been integral to our Board, as its lead technical expert, including chairing the HSE & Technical Committee since its inception in 2008. Mr. Boberg, as a director since 2006 and for four and a half years as President and CEO of the Company, has contributed his technical expertise specifically with respect to roll-front uranium deposits like Lost Creek, beginning with the acquisition of Lost Creek in 2005 through to its steady state operations today. Mr. Parker has decades of experience in executive management positions at operating mining companies, and has lent that expertise to his role as a member of the HSE & Technical Committee, and more recently as our Lead Director. Dr. Huber contributes his dual expertise in financial matters and geology gained in management roles of both private and public natural resource companies at various stages of development. Meanwhile, Messrs. Klenda and Macdonell each has more than a decade invested as a  Board member, as the Company explored, permitted, developed, constructed and now is operating the Lost Creek facility. Mr. Klenda has been responsible for the equity and debt financing of the Company from inception to date, as well as leading the Company’s management as our CEO (and, previously, as our Executive Director). With his background in labor leadership and mediation, as well as service on a variety of public and private boards, Mr. Macdonell, during his tenure with the Board through 2017, led the efforts of our Board in compensation, human resources, and governance matters. Collectively, the vast knowledge specific to the Lost Creek project, as well as the uranium industry and market, has been gained through the years of dedication and service to the Board and the Company. This continuity has been important to our development from a uranium explorer into a uranium producer. We believe that implementing a restriction on tenure or a strictly-enforced retirement age would unnecessarily deprive the Company of these contributions and knowledge.

Ms. Walker joined our Board in 2017, bringing with her decades of experience in the energy-marketing field, including a background as a  business owner and a  board member to banking institutions and in various industry associations.  Mr. Chang has joined our Board in 2018, upon the retirement of Mr. Macdonell. Mr. Chang brings more than two decades of broad-ranging experience in the financial services industry, as well as a vast current knowledge of the uranium mining industry, having covered the industry for many years as a financial analyst. These additions to our Board will serve us well through refreshment and further diversification of the skill sets of our Board.

At March 30, 2018, the average age of our current directors is approximately 65; the average tenure of our current directors is approximately 7.7 years.

As described in Proposal No. 1, above, the Corporate Governance and Nominating Committee and our Board of Directors have determined that our directors should possess minimum qualifications including high personal and professional ethics; a commitment to the long-term interests of our shareholders, demonstrated through service, risk management and share ownership; sufficient time to commit to fulfill duties as a director, including membership on standing committees as requested; active engagement and participation in the meetings of the Board, Board committees on which the member serves and on special projects as may be requested; financial literacy as would be required for service on our Audit Committee; and broad experience in business and/or experience in government, education, and technical expertise.

Our  seven directors, at March 30, 2018, include Jeffrey T. Klenda, Chairman of the Board of Directors; James M. Franklin; W. William Boberg; Thomas Parker, our Lead Director; Gary C. Huber; Kathy E. Walker; and Rob Chang, about whom residency, age, principal occupation and years of service as a member of our Board follows here:

Name (Age) and Residency	Position with Company and Principal Occupation Within the Past Five Years	Service as a Director
Jeffrey T. Klenda (61) Colorado, USA	Chair and Chief Executive Officer (formerly, Chair and Executive Director)	August 2004 – present

James M. Franklin (75) Ontario, Canada	Director, Consulting Geologist/Adjunct Professor of Geology Queen’s University, Laurentian University and University of Ottawa	March 2004 – present

W. William Boberg (78)(1) Colorado, USA	Director Presently Retired (2011)	January 2006 – present

Thomas Parker (75) Montana, USA	Lead Director Presently Retired (2012) Mining Company Executive	July 2007 – present

Gary C. Huber (66) Colorado, USA	Director Presently Retired (2012) Mining Company Executive	May 2015 – present

Kathy E. Walker (59) Kentucky, USA	Director Coal trader/Business owner Director, eKentucky Advanced Manufacturing Institute	September 2017 – present

Rob Chang (40) Toronto, Ontario, CA	Director Chief Financial Officer Financial Research Analyst	March 2018 – present

(1)	Mr. Boberg is the former President and CEO of Ur-Energy (2006-2011).

Service on Additional Boards

Mr. Klenda is a director of Organto Foods Inc. (since November 2013). Dr. Franklin is a director of Aura Silver Resources Inc. (since October 2003) and of Anconia Resources Corp. (since June 2012). Mr. Boberg is a director of Aura Silver Resources Inc. (since June 2008). Dr. Huber is a director of Gold Resource Corporation (since January 2013).

Board Independence

Messrs. Parker, Boberg and Chang, Drs. Franklin and Huber, and Ms. Walker are independent directors as determined in accordance with Canadian and U.S. securities laws and the rules of the NYSE American. In determining whether a director is independent, the Board of Directors considers the specific circumstances of a director and the nature, as well as materiality, of any relationship between the director and Ur-Energy.

Committee Membership

During 2017, our directors provided expertise to our Board committees as follows:

Independent Board Members	Committees/Memberships (♦)
	Audit	Compensation	Corporate Governance / Nominating	Treasury and Investment(1)	Health, Safety and Environment (HSE) & Technical
Thomas Parker (Lead Director)	Chair	♦	♦	Chair	♦
James M. Franklin	♦	♦	♦		Chair
Paul G. Macdonell	♦	Chair	Chair	♦
W. William Boberg					♦
Gary C. Huber	♦				♦

(1)	Roger Smith, CFO of the Company, serves as a non-director member of the Treasury and Investment Committee.

Family Relationships

None of our directors is related to any of our executive officers.

Involvement in Certain Legal Proceedings

Corporate Cease Trade Orders or Bankruptcies

None of the directors or officers of the Company is, or has been within the ten years before the date of this Circular, a director or officer of any other issuer that, while that person was acting in that capacity, was the subject of a cease trade or similar order or an order that denied the issuer access to any statutory exemptions under Canadian or U.S. securities legislation for a period of more than 30 consecutive days or was declared bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver-manager or trustee appointed to hold the assets of that company.

Penalties or Sanctions

None of the directors or officers of the Company has been subject to any penalties or sanctions imposed by a court relating to Canadian or U.S. securities legislation or by a Canadian or U.S. securities regulatory authority or has entered into a settlement agreement with a Canadian or U.S. securities regulatory authority or been subject to any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable investor in making an investment decision.

Personal Bankruptcies

None of the directors, or officers, of the Company has, during the ten years prior to the date hereof, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or has been subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver-manager or trustee appointed to hold the assets of the director or officer.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires any person who is a director or executive officer of the Company or who beneficially holds more than 10% of any class of our securities which have been registered with the SEC to file reports of initial ownership and changes in ownership with the SEC.

Based upon our review of the copies of the Section 16(a) reports furnished to us, all Section 16(a) filing reports applicable to our directors, executive officers and holders of more than 10% of any class of our registered securities were timely complied with during 2017.

Leadership Structure and Board’s Role in Risk Oversight

Mr. Klenda became our Chairman and Executive Director in 2006. He assumed the role of Acting Chief Executive Officer in May 2015, and was subsequently named President and Chief Executive Officer in December 2016. He remains the Chairman of our Board. Because of Mr. Klenda’s role from the inception of the Company, our Corporate Governance and Nominating Committee considered, from time to time, the functions customarily assigned to a director serving in the role of an independent lead director.  In December 2014, at the conclusion of our first full year of operations at our Lost Creek Mine, the Corporate Governance and Nominating Committee determined that establishment of the role of lead director of our Board of Directors would enhance the communications within the Board, among its committees, and with management. The Committee recommended and the Board approved a policy statement for such an independent lead director’s position at any time that the chairman of the Board is not an independent director. In that event, under the adopted policy, the Corporate Governance and Nominating Committee may suggest an independent director to serve as lead independent director (“Lead Director”), who shall be approved by a majority of the independent directors. In December 2014, Mr. Parker was so approved by a majority of the independent directors to serve as the Lead Director of our Board, and continues to serve in that role to date.

Pursuant to the policy statement approved by the full Board, the responsibilities of the Lead Director include:

•	When necessary, act as the principal liaison between the independent directors and the Chairman of the Board and Chief Executive Officer;
•	Call and chair, at least annually, a meeting of the independent directors;
•

Preside at meetings of the Board of Directors where the Chairman of the Board is not available or where the Chairman has stated a real or perceived conflict of interest concerning a matter before the Board; and

•

During merger or acquisition discussions or activities, be advised by management at early-stage discussions, and chair any Board appointed special committee composed of independent directors to review and make recommendations regarding the proposed transaction, subject to any conflict of interest which would require the appointment of a different lead independent director being approved by a majority of the independent directors for such specified purpose.

Further, the policy statement provides that the Lead Director shall serve until such time as he or she ceases to be a director, resigns as Lead Director, is replaced as Lead Director by a majority of the independent directors, or is replaced by an independent Chairman of Board elected by a majority of the independent directors of the Board. The performance of a Lead Director shall be reviewed annually as a part of the normal Board evaluation process. Mr. Parker’s performance as Lead Director has been reviewed annually, most recently in December 2017.

The Board oversees the risks involved in our operations as part of its general oversight function, integrating risk management into the Company’s compliance policies and procedures. While the Board has the ultimate oversight responsibility for the risk management process, the Audit Committee, the Compensation Committee and the Technical Committee have certain specific responsibilities relating to risk management. Among other things, the Audit Committee addresses risk assessment and risk management, and reviews major risk exposures (whether financial, operating, cyber-security or otherwise) and the guidelines and policies that management has put in place to govern the process of assessing, controlling, mitigating, managing and reporting such exposures. In addition, when recommending to the Board appropriate compensation for executive officers, the Compensation Committee considers the nature, extent and acceptability of risks that the executive officers may be encouraged to take by any incentive compensation. The Compensation Committee also oversees human resources and talent management risks, succession risk and planning. The HSE & Technical Committee continues with its role of overseeing our mineral resources and related operational risks, and now with operations at Lost Creek, oversees health, safety and environmental risks. The Board also satisfies its risk oversight responsibility through full reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from executive officers responsible for oversight of particular risks within the Company.

Majority Voting Policy

The Company has adopted a majority voting policy for the election of directors at uncontested meetings which can be viewed on our website at www.ur-energy/corporate-governance/. The policy provides that, in an uncontested election, each Director must be elected by a majority of the votes cast with respect to that Director’s election. Votes will not be deemed cast if no authority or discretion is given (for example, a broker non-vote). If a Director does not receive a majority (50% + 1) of the votes cast as to his or her election, the candidate will forthwith submit to the Board a notice resignation and shall not participate in any meeting of the Board or any of its committees while the resignation is considered. The Corporate Governance and Nominating Committee will expeditiously consider the candidate’s resignation and make recommendation to the Board whether to accept it. In considering the candidate’s resignation, the Committee and the Board shall only refuse to accept such resignation if there are exceptional circumstances.

Code of Ethics and Other Policies

We have adopted a Code of Ethics (“Code”) which applies to our principal executive officer, principal financial officer, principal accounting officer or controller and others performing similar functions. The Code has been filed on Form 8‑K and is available on our website at www.ur-energy/corporate governance/. The Code is designed to reasonably deter wrongdoing and to promote honest and ethical conduct; full, fair, accurate, timely and understandable disclosure in reports; compliance with applicable governmental laws, rules and regulations; prompt internal reporting of the violations of the Code; and adherence to the Code. We intend to disclose any amendment or waiver (including any implicit waiver) of the Code on our website at www.ur‑energy.com/corporate-governance/ within four business days following such amendment or waiver. Since its adoption, there have been no waivers of the Code. We also have adopted a Code of Business Conduct and Ethics which applies to all employees, officers and directors, and which also may be accessed on our website. Both the Code and the Code of Business Conduct and Ethics are reviewed routinely, most recently in December 2017. We maintain a separate Whistleblower Policy statement in conjunction with our Whistleblower Program, which was last reviewed in December 2017. The policy statement, as well as a link to our third-party program provider’s confidential website, is also found on our website at http://www.ur-energy.com/corporate-governance/. The link and other program information is also available to our employees on an internal Company intranet site.

Policies Concerning Confidentiality, Public Disclosure and Restrictions on Trading Securities

We have also adopted various policies related to trading restrictions, disclosure requirements and confidentiality obligations which have been amended and restated from time to time, most recently amended effective December 16, 2016. The Corporate Governance and Nominating Committee oversees the implementation and compliance of these policies. These policies, which are combined under the “Ur-Energy Inc. Policies Concerning Confidentiality, Public Disclosure and Restrictions on Trading Securities,” also are available on our website at http://www.ur- energy.com/corporate-governance/.  All directors, officers and employees of the Company are expected to be familiar with and adhere to the policies.

Gender Diversity Policy and Reporting

In December 2014, the Board of Directors adopted a Gender Diversity policy by which the Company seeks to encourage the identification, recruitment, development and, ultimately, retention of talented women at all levels including on its Board. The Board believes that a board made up of highly-qualified directors, from diverse backgrounds, promotes better corporate governance and improves business outcomes.

The inclusion of women extends to our Board composition and consideration of the level of representation by women on the Board will be an important consideration during searches for qualified new Board members as those needs may arise. The Company embraces the proposition that more women on boards is advantageous. We remain duty bound to recruit and invest in the best available talent based upon education, experience and personal skills and qualities. Although the Board is not at this time endorsing a quota or target, it does commit to seeking and having increasing representation of women on the Board, in executive management and throughout the Company. We were fortunate in 2017 to have Kathy Walker join our Board. Her presence now reflects approximately 14% female representation on our Board.

Because our policy remains relatively new, there has not been systemic consideration of the effectiveness or measures taken under the policy. However, as additional refreshment of the Board may occur and/or additional expansion is contemplated, the Governance Committee will continue to review the additional female candidates who have been placed before it, and will continue to review the qualifications of those, and all, candidates brought forward for consideration.

The Company has one female executive officer, Penne Goplerud, our General Counsel and Corporate Secretary since 2011. Among our six-person management team, this approximates 17% representation by women. Prior to her appointment as a member of our executive officers, Ms. Goplerud served the Company as Associate General Counsel from 2007, and as outside counsel between 2005 and the time she joined us in 2007 as an employee. At this time, there is no consideration for expanding our executive group. We restructured certain of our respective responsibilities in mid-2015 when our executive group was reduced in number and have found that the current structure and size of our executive team works well, and further facilitates communication and other management matters. At this time, we have not established targets for additional representation of women in our executive group. If and as the executive group is expanded or current members may depart and be replaced, foremost, experience, merit and skill sets must be considered when candidates are evaluated. While certain aspects of, and areas of expertise within, our industry remain predominantly male, we remain committed to equality of opportunity and look forward to facilitating any appropriate increase in representation of women in our management structure based upon merit and overall qualifications. We currently have women filling managerial roles and/or critical support roles in our chemistry laboratory at Lost Creek, engineering staff, accounting and finance group, and Land-Legal department. Here, again, rather than instituting a target or quota, we look forward to the development of our internal talent at both staffing and management levels.

Meetings of the Board and Committees

The Board of Directors meets at least four times a year and more frequently if required. In 2017, the Board of Directors met seven times. Additionally, the Board of Directors took two actions by written resolutions. The Board of Directors from time to time holds a portion of its meetings when management departs and the independent directors meet in camera. Management may be asked to depart a meeting for in camera sessions at such other meetings as the independent directors deem appropriate from time to time. During 2017 the Board held three meetings during which non-director executives were excused for a portion of the meeting. Additionally, the independent directors met in camera without executive management on at least one occasion. A separate meeting of the independent directors was held in December 2017.

Board Committees

There are five permanent committees of the Board of Directors: the Audit Committee, the Compensation Committee, the Corporate Governance and Nominating Committee, the Treasury & Investment Committee and the HSE & Technical Committee. The Board of Directors may also appoint other temporary or permanent committees from time to time for particular purposes.

The following sets out a summary of the responsibilities and activities of the Board Committees and the Report of the Audit Committee.

Audit Committee

The Audit Committee assists the Board of Directors in carrying out its responsibilities relating to corporate accounting and financial reporting practices, as well as oversight of internal controls, and the Whistleblower Program. The duties and responsibilities of the Audit Committee include the following:

•

reviewing for recommendation to the Board of Directors for its approval the principal documents comprising our continuous disclosure record, including interim and annual financial statements and management’s discussion and analysis;

•

recommending to the Board of Directors a firm of independent auditors for appointment by the shareholders and reporting to the Board of Directors on the fees and expenses of such auditors.  The Audit Committee has the authority and responsibility to select, evaluate and if necessary replace the independent auditor. The Audit Committee has the authority to approve all audit engagement fees and terms and the Audit Committee, or a member of the Audit Committee, must review and pre-approve any non-audit services provided to the Company by our independent auditor and consider the impact on the independence of the auditor;

•	reviewing periodic reports from the Chief Financial Officer;

•	discussing with management and the independent auditor, as appropriate, any audit problems or difficulties and management’s response; and

•	establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, including through the Whistleblower Program.

The Audit Committee maintains direct communication during the year with our independent auditor and with our executive officers and other personnel responsible for accounting and financial matters.

During 2017, the members of the Audit Committee were Thomas Parker (Chair), Paul Macdonell, James Franklin and Gary Huber. Ms. Walker has joined the Audit Committee in 2018. The members of the Audit Committee were in 2017, and are currently, independent directors pursuant to National Instrument 52-110 Audit Committees (“NI 52-110”) and the listing standards of the NYSE American. Each of the members is financially literate as defined in NI 52-110 and financially sophisticated under the NYSE American rules. The Audit Committee designated each of Thomas Parker and Gary Huber as an “audit committee financial expert” as that term is currently defined by the rules of the SEC.

During 2017, the Audit Committee met six times, and took one action by written resolution. The activities of the Audit Committee over the past year included the following:

•	review of our annual financial statements and management’s discussion and analysis prior to filing with the regulatory authorities;
•	review of our quarterly interim financial statements and management’s discussion and analysis prior to filing with regulatory authorities;
•	review of periodic reports from the Chief Financial Officer;
•	review of applicable corporate disclosure reporting and control processes, including Chief Executive Officer and Chief Financial Officer certifications;
•	approval of an external firm for testing of internal controls (and the selection of a new firm in 2017) and, subsequently, reviewing reports made by the firm;

•	review Audit Committee governance practices to ensure its terms of reference incorporate all regulatory requirements;
•	oversee the Company’s Whistleblower Program, including training regarding the program;
•	assess and manage risk, including those risks presented by cyber-security and related threats, including receiving presentations on management of these threats;
•	received presentations on new regulatory matters, including the requirements of initial reporting under Canadian ESTMA;
•	review of the Audit Committee Charter; and
•

review of the engagement letter with the independent auditors and annual audit fees prior to approval by the Board of Directors, as well as pre-approving non-audit services and their cost prior to commencement.

The Audit Committee has recommended to the Board of Directors that Ur-Energy shareholders be requested to re-appoint PricewaterhouseCoopers LLP, Chartered Professional Accountants, as the independent auditor for 2018.

The Audit Committee reviews its charter on a yearly basis, and did so most recently on December 14,  2017. A copy of the Amended and Restated Audit Committee Charter, as amended,  December 16, 2016, is available at our website www.ur-energy/corporate-governance/. The composition of the Audit Committee and the qualifications of each of its members is set forth above as a part of Proposal No. 1.

Compensation Committee

The Compensation Committee assists the Board of Directors in carrying out its responsibilities relating to personnel matters, including performance, compensation and succession. The Compensation Committee has prepared terms of reference which include annual objectives against which to assess members of management including the Chief Executive Officer, reviewing and making recommendations to the Board of Directors with respect to employee and consultant compensation arrangements including stock options, restricted share units and management succession planning.  The Compensation Committee reviews its charter on a yearly basis, and did so most recently on December 14,  2017. A copy of the Amended and Restated Compensation Committee Charter, as amended, December 12, 2014, is available at our website www.ur-energy/corporate-governance/.

The Compensation Committee met formally seven times in 2017.  Additionally, the Committee took two actions by written resolution during 2017. Portions of meetings are conducted without management present, including specifically for the purpose of discussing the compensation of the Chief Executive Officer. Additionally, the Compensation Committee considered various matters related to the Company’s existing compensation program, executive and director compensation, share ownership guidelines for directors and executive officers (including compliance), the equity compensation plans (including making amendments to the Option Plan, which were approved by the shareholders) and presentations on trends in governance and compensation including “say on pay.” The Compensation Committee annually reviews the results of the “say on pay” vote of our shareholders. The Compensation Committee is authorized to engage, at the Company’s expense, compensation consulting firms or other professional advisors as necessary to assist in discharging its responsibilities.

During 2017, the members of the Committee were Paul Macdonell (Chair), Thomas Parker and James Franklin. Following Mr. Macdonell’s retirement in 2018, Dr. Huber has joined the Committee as its Chair. The members of the Compensation Committee were in 2017, and are currently, independent under applicable law and the rules of the NYSE American. As well, at least two members of the Committee (all three, currently) qualify as “outside” directors within the meaning of U.S. Internal Revenue Code Section 162(m) and as “non-employee” directors within the meaning of Rule 16b-3 under the Exchange Act, as amended. The biographies of the members of the Compensation Committee are provided above as a part of Proposal No. 1 and provide the qualifications of each of the members of the Compensation Committee.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee assists the Board of Directors with determining the director nominees for election to the Board, recommending candidates to fill vacancies, other succession planning, the composition of the committees of the Board and monitoring compliance with corporate governance regulatory requirements. In performing its duties, the Committee will review and consider director nominees recommended by shareholders. The Committee also conducts Board member evaluations and evaluation of the Lead Director on an annual basis, while considering the overall composition and appropriate size of the Board.

The Corporate Governance and Nominating Committee reviews its charter on a yearly basis, and did so most recently on December 14,  2017. A copy of the Amended and Restated Corporate Governance and Nominating Committee Charter, is available at our website www.ur-energy/corporate-governance/.

During 2017, the members of the Committee were Paul Macdonell (Chair), Thomas Parker and James Franklin. In 2018, Dr. Huber has joined the Committee to become its Chair, and Mr. Boberg has joined the Committee. The Corporate Governance and Nominating Committee met three times during 2017, and took two actions by written resolution. The members of the Corporate Governance and Nominating Committee were in 2017, and are currently, independent under the rules of the NYSE American. The composition of the Corporate Governance and Nominating Committee and the qualifications of each of its members is set forth above as a part of Proposal No. 1.

The Corporate Governance and Nominating Committee received a presentation about the Company’s directors’ and officers’ liability program and insurance coverage; and reviewed other corporate policies including the Code of Ethics, Whistleblower Policy, and Ur-Energy Inc. Policies Concerning Confidentiality, Public Disclosure and Restrictions on Trading Securities. The Committee also reviews and considers the Company’s risks and risk management.

Treasury & Investment Committee

The Treasury & Investment Committee assists the Board of Directors by centralizing for oversight all treasury activities of Ur‑Energy insofar as practical, and coordinating our banking, cash management, investment and funding arrangements. The Committee also formulates and implements the Treasury and Investment Policy, reviewing it from time to time. The Committee’s Charter, as last amended February 5, 2014, provides that the Committee consist of the Chief Financial Officer and at least two independent members of the Board of Directors. The Treasury & Investment Committee reviews its charter on an annual basis, and did so most recently on December 14,  2017.

During 2017, the members of the Treasury & Investment Committee were Thomas Parker (Chair) and Paul Macdonell, along with our Chief Financial Officer, Roger Smith. Following Mr. Macdonell’s retirement in 2018, Ms. Walker has joined the Committee. The Treasury & Investment Committee met twice during 2017.

HSE & Technical Committee

The Health, Safety and Environment & Technical Committee (the “HSE & Technical Committee”)  assists the Board of Directors with reserve and resource matters relating to our mineral properties; technical matters relating to our exploration, development, permitting, construction, operations, reclamation and restoration activities; health, safety and environmental matters relating to our operations and activities; and compliance with legal and regulatory requirements relating to reserve and resource matters, technical matters, and health, safety and environmental matters. The Committee “Mandate and Guidelines” document was adopted by the Board of Directors on January 29, 2008, and subsequently became the Committee Charter. The Charter was amended in 2016 and 2017 to reflect additional responsibilities in the Committee’s charge including periodic site visits to operational and other sites, and to review various information technology matters.  Most recently, the charter was reviewed and revised effective December 15,  2017.

The members of the HSE & Technical Committee are James Franklin (Chair)(Professional Geologist), William Boberg (Professional Geologist), Thomas Parker (Professional Engineer), and Gary Huber (Professional Geologist). The members of the HSE & Technical Committee are not required to be independent. There are several members of management who routinely participate in the Committee meetings. Because of the significance of the physical and environmental safety and operational matters overseen by the Committee, an informal standing invitation has been extended by the Committee since 2014 for all directors and management to attend the Committee’s meetings. In 2017, all non-Committee directors each attended meetings of the HSE & Technical Committee.

The HSE & Technical Committee continues to conduct many of its reviews by means of informal meetings. In 2017, the Committee again chose to conduct an in-house technical session at the Lost Creek site which focused on operational updates and ongoing technical refinements of our Lost Creek Project. This meeting was conducted with executive staff and operational management and staff participating.

The HSE & Technical Committee held five formal meetings during 2017.  Pursuant to the Committee’s Charter, it is the responsibility of Committee members to make periodic site visits to our operational locations. All Committee members traveled to Lost Creek during 2017 to observe operations and meet with personnel at the facility. Another of our independent directors, Mr. Macdonell, who did not serve on the HSE & Technical Committee, also traveled to the site in 2017 to observe operations, as did Mr. Klenda. Additionally, the Committee received routine presentations throughout the year on technical, operational, safety and environmental matters at Lost Creek.

Summary of Memberships on Permanent Committees and Record of Attendance for 2017

During the year ended December 31, 2017, the Board of Directors and its permanent committees held the following meetings:

Board of Directors	7	(1)
Audit Committee (“AC”)	6
Compensation Committee (“CC”)	7
Corporate Governance and Nominating Committee (“CGN”)	3
HSE & Technical Committee (“HSE&TC”)	5
Treasury & Investment Committee (“TIC”)	2

Total number of meetings held	30

(1)	In addition to the seven meetings held by the Board of Directors, two actions were taken by resolution in writing.

During 2017, our directors attended all the scheduled Board and assigned Committee meetings:

	Board Meetings	Committee Meeting Memberships and Meetings Attended
Director	Attended	AC	CC	CGN	TIC(1)	HSE&TC(2)
Jeffrey T. Klenda	7/7	-	-	-	-	-
James M. Franklin	7/7	6/6	7/7	3/3	-	5/5
Paul Macdonell	7/7	6/6	7/7	3/3	2/2	-
W. William Boberg	7/7	-	-	-	-	5/5
Thomas Parker	7/7	6/6	7/7	3/3	2/2	5/5
Gary C. Huber	7/7	6/6	-	-	-	5/5
Kathy E. Walker	2/7(3)	-	-	-	-	-

(1)	Roger Smith, CFO of the Company, the third member of the Treasury and Investment Committee, also had 100% attendance.
(2)

At the invitation of the HS&E and Technical Committee, Mr. Klenda attended all five Committee meetings, and Mr. Macdonell attended four of the five meetings.  After her appointment to the Board in September, Ms. Walker attended both the October and December meetings of the Committee.

(3)

Ms. Walker attended both Board meetings (October, December) after joining the Board. Additionally, as a part of her orientation to the Board, she attended all Committee meetings held in conjunction with the October and December board meetings.

Board Attendance at Shareholder Meeting

It has been the Company’s practice and expectation that its directors attend the annual shareholders’ meetings.  Last year, all six of our then-current directors attended the annual and special meeting of shareholders.

Shareholder Feedback

The Board of Directors believes that management should speak for the Company in its communications with shareholders and others in the investment community and that the Board of Directors should be satisfied that appropriate investor relations programs and procedures are in place. The Board of Directors has approved these policies including the designation of spokespersons in behalf of the Company from time to time. The Board of Directors regularly reviews the Company’s major communications with shareholders and the public, including continuous disclosure documents and periodic press releases in accordance with the Company’s policies.

Shareholder Communication with the Board

We believe that it is important to maintain good shareholder relations. The Board will give appropriate attention to all written communications that are submitted by shareholders. Any shareholder wishing to send communications to the Board, or a specific committee of the Board, should send such communication to the Corporate Secretary of the Company by email to legaldept@ur‑energy.com or by mail to Ur-Energy Inc. Board of Directors, c/o Corporate Secretary, 10758 West Centennial Road, Suite 200, Littleton, Colorado, USA 80127. All communications shall state the type and amount of the Company’s securities held by the shareholder and shall clearly state that the communication is intended to be shared with the Board, or if applicable, with a specific committee of the Board. The Corporate Secretary shall forward all such communications to the Board or the specific committee, as appropriate.

Expectations of Management

The Board of Directors believes that it is appropriate for management to be responsible for the development of long-term strategies for our Company. Meetings of the Board of Directors are held, as required, to specifically review and deal with long-term strategies of the Company as presented by senior members of management.

The Board of Directors appreciates the value of having selected executive officers attend board meetings to provide information and opinions to assist the Directors in their deliberations. The Chair, in consultation with the Chief Financial Officer and Corporate Secretary, arranges for the attendance of executive officers as well as managers for consultation including technical presentations at Board of Directors meetings.

INDEBTEDNESS OF DIRECTORS AND OFFICERS

At no time since the beginning of the Company’s last financial year was any director, executive officer, proposed nominee for election as a director, or any of their respective associates, indebted to the Company or any of its subsidiaries, nor was the indebtedness of any such person to another entity the subject of any guarantee, support agreement, letter of credit or similar arrangement provided by the Company or any of its subsidiaries.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None of our directors or officers has had any material interest, direct or indirect, in any material transaction since the incorporation of Ur-Energy or in any proposed transaction which has or may materially affect Ur-Energy.

As discussed in their biographies set forth herein, certain of our directors and/or officers are also directors and/or officers of one or more other mining or natural resources companies. Our directors and officers are also in many cases shareholders of one or more mining or natural resources companies. Consequently, there exists the possibility for such directors and/or officers to be in a position of conflict. While there is a potential for conflicts of interest to arise in such situations, that potential is minimized because of the nature of these other companies in other areas of mineral resources and precious metals. Any decision made by any of these directors and/or officers will be made in accordance with their duties and obligations to deal fairly and in good faith with Ur‑Energy and such other companies. In addition, at meetings of the Board, any director with an interest in a matter being considered will declare such interest and refrain from voting on such matter.

The Audit Committee is charged with reviewing and approving in advance any transaction with any “related person,” as that term is defined under applicable U.S. securities laws.  Except as previously disclosed, there have been no transactions between the Company and any “related person” since the beginning of the Company’s last fiscal year that would be required to be disclosed under applicable U.S. securities laws.

HOUSEHOLDING

The bank, broker or other nominee for any shareholder who is a beneficial owner, but not the record holder, of the Company’s Common Shares may deliver only one copy of the Circular to multiple shareholders who share the same address, unless that broker, bank or other nominee has received contrary instructions from one or more of the shareholders. The Company will deliver promptly, upon written or oral request, a separate copy of the Circular to a shareholder at a shared address to which a single copy of the document was delivered. Shareholders who wish to receive a separate copy of the Circular now, or a separate copy of the Notice of Internet Availability or Circular in the future, should write to us at: Ur-Energy Inc. 10758 West Centennial Road, Suite 200, Littleton, Colorado 80127, Attention: Corporate Secretary. Beneficial owners sharing an address who are receiving multiple copies of the Circular and wish to receive a single copy of the Notice of Internet Availability or Circular in the future will need to contact their broker, bank or other nominee to request that only a single copy be mailed to all shareholders at the shared address in the future.

PERFORMANCE GRAPH AND TABLE

The performance graph and disclosure related thereto is set forth in Item 5 of our Annual Report on Form 10-K for the year ended December 31, 2017 under the heading “Performance Graph and Table” and is incorporated by reference here. The information in Item 5 of the Annual Report on Form 10-K is not deemed to be “soliciting material” or to be “filed” with the SEC or subject to the liabilities of Section 8 of the Exchange Act. A copy of our Annual Report on Form 10-K for the year ended December 31, 2017 is available at www.sedar.com, www.sec.gov and upon request by a shareholder to the Company as set forth under “Availability of Documents.”

ACCOMPANYING FINANCIAL INFORMATION AND INCORPORATION BY REFERENCE

Additional financial information for the Company is available in the Company’s audited consolidated financial statements for the year ended December 31, 2017 and related management’s discussion and analysis of financial condition and results of operations for the year ended December 31, 2017, included in the Annual Report on Form 10-K which has been filed with the SEC at http://www.sec.gov/edgar.shtml, and with Canadian securities regulators at www.sedar.com.

ANNUAL REPORT TO SHAREHOLDERS

Included with this Circular is the Company’s 2017 Annual Report on Form 10-K for the year ended December 31, 2017 (without exhibits which may be accessed on our Annual Report on Form 10-K at http://www.sec.gov/edgar.shtml).

SHAREHOLDER PROPOSALS

All proposals of the Company’s shareholders intended to be presented at the Company’s annual meeting of shareholders in 2019 must meet the requirements set forth in Section 137 of the Canada Business Corporations Act (CBCA) and Rule 14a-8 of the Exchange Act. Pursuant to the CBCA, proposals must be received by the Company’s Corporate Secretary no later January 6, 2019 in order to be included in the Management Proxy Circular for the Company’s 2019 annual meeting. The Company’s next annual meeting of shareholders is planned for May 2019.

As to any proposal that a shareholder intends to present to shareholders other than by inclusion in our Management Proxy Circular for our 2019 annual meeting of shareholders, the proxies named in our proxy for that meeting will be entitled to exercise their discretionary voting authority on that proposal unless we receive notice of the matter to be proposed not later than February 20, 2019. Even if proper notice is received on or prior to that date, the proxies named in our proxy for that meeting may nevertheless exercise their discretionary authority with respect to such matter by advising shareholders of that proposal and how they intend to exercise their discretion to vote on such matter, unless the shareholder making the proposal solicits proxies with respect to the proposal to the extent required by Rule 14a-4(c)(2) under the Exchange Act.

AVAILABILITY OF DOCUMENTS

Upon request made to the Corporate Secretary of Ur-Energy at 10758 West Centennial Road, Suite 200, Littleton, Colorado 80127 (Telephone: +1 720-981-4588 ext. 250), the Corporate Secretary will provide to any shareholder of the Company entitled to vote at the Annual Meeting, free of charge, by first class mail within one business day of receipt of written request, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 (including exhibits) as filed with the SEC  and with the Canadian securities authorities.

OTHER MATTERS

Our management and the Board of Directors know of no other matters to be brought before the Meeting. If other matters are presented properly to the shareholders for action at the Meeting and any postponements and adjournments thereof, it is the intention of the proxy holders named in the proxy to vote in their discretion on all matters on which the Common Shares represented by such proxy are entitled to vote.

There have been no other proposals made by shareholders for consideration at this Meeting, nor are there any other proposals to be addressed at the Meeting but not included in this Circular.

APPROVAL

The contents and mailing of this Circular have been approved by the Board of Directors of the Company.

You are urged to complete, sign, date and return your proxy promptly. You may revoke your proxy at any time before it is voted. If you attend the Meeting, as we hope you will, and you are a Registered Shareholder, you may vote your shares in person.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ Jeffrey T. Klenda
Jeffrey T. Klenda, Chairman

Security Class Holder Account Number -------Fold Form of Proxy - Annual General and Special Meeting to be held on May 3, 2018 This Form of Proxy is solicited by and on behalf of Management. Notes to proxy 1. Every holder has the right to appoint some other person or company of their choice, who need not be a holder, to attend and act on their behalf at the meeting or any adjournment or postponement thereof. If you wish to appoint a person or company other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse). If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you must sign this proxy with signing capacity stated, and you may be required to provide documentation evidencing your power to sign this proxy. This proxy should be signed in the exact manner as the name(s) appear(s) on the proxy. If this proxy is not dated, it will be deemed to bear the date on which it is mailed by Management to the holder. The securities represented by this proxy will be voted as directed by the holder, however, if such a direction is not made in respect of any matter, this proxy will be voted as recommended by Management. The securities represented by this proxy will be voted in favour or withheld from voting or voted against each of the matters described herein, as applicable, in accordance with the instructions of the holder, on any ballot that may be called for and, if the holder has specified a choice with respect to any matter to be acted on, the securities will be voted accordingly. This proxy confers discretionary authority in respect of amendments or variations to matters identified in the Notice of Meeting or other matters that may properly come before the meeting or any adjournment or postponement thereof. This proxy should be read in conjunction with the accompanying documentation provided by Management. 2. 3. 4. 5. 6. 7. -------Fold 8. Proxies submitted must be received by 1:00 P.M., MDT, on May 1, 2018. VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK! To Vote Using the Telephone To Vote Using the Internet To Receive Documents Electronically • Call the number listed BELOW from a touch tone telephone. 1-866-732-VOTE (8683) Toll Free • Go to the following web site: www.investorvote.com • Smartphone? Scan the QR code to vote now. • You can enroll to receive future securityholder communications electronically by visiting www.investorcentre.com and clicking at the bottom of the page. If you vote by telephone or the Internet, DO NOT mail back this proxy. Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual. Voting by mail or by Internet are the only methods by which a holder may appoint a person as proxyholder other than the Management nominees named on the reverse of this proxy. Instead of mailing this proxy, you may choose one of the two voting methods outlined above to vote this proxy. To vote by telephone or the Internet, you will need to provide your CONTROL NUMBER listed below. CONTROL NUMBER

Appointment of Proxyholder I/We, being holder(s) of Ur-Energy Inc. hereby appoint: Jeffrey T. Klenda, Chairman, or failing him, Thomas Parker, Lead Director, Print the name of the person you are appointing if this person is someone other than the Management Nominees listed herein. OR as my/our proxyholder with full power of substitution and to attend, act and to vote for and on behalf of the shareholder in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) and all other matters that may properly come before the Annual General and Special Meeting of shareholders of Ur-Energy Inc. to be held at Hampton Inn & Suites, 7611 Shaffer Parkway, Littleton, Colorado 80127, on May 3, 2018 at 1:00 P.M., MDT, and at any adjournment or postponement thereof. VOTING RECOMMENDATIONS ARE INDICATED BY HIGHLIGHTED TEXT OVER THE BOXES. 1. Election of Directors For Withhold For Withhold For Withhold 01. Jeffrey T. Klenda 02. James M. Franklin 03. W. William Boberg -------Fold 04. Thomas Parker 05. Gary C. Huber 06. Kathy E. Walker 07. Rob Chang Withhold 2. Appointment of Auditors Appointment of PricewaterhouseCoopers LLP as Auditors of the Company for the ensuing year and authorizing the Directors to fix their remuneration. Against 3. Say on Pay Approve in an advisory (non-binding) vote, the compensation of the Company’s named executive officers. -------Fold Authorized Signature(s) - This section must be completed for your instructions to be executed. Signature(s) Date I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. If no voting instructions are indicated above, this Proxy will be voted as recommended by Management. Interim Financial Statements - Mark this box if you would like to receive Interim Financial Statements and accompanying Management’s Discussion and Analysis by mail. Annual Financial Statements - Mark this box if you would NOT like to receive the Annual Financial Statements and accompanying Management’s Discussion and Analysis by mail. If you are not mailing back your proxy, you may register online to receive the above financial report(s) by mail at www.computershare.com/mailinglist. U R G Q 2 7 0 5 2 1 A R 2 For For